Exhibit 4.4

TUCSON ELECTRIC POWER COMPANY

401(k) PLAN

(Amended and Restated Effective as of January 1, 2015)

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TABLE OF CONTENTS

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TABLE OF CONTENTS

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Execution Copy

TUCSON ELECTRIC POWER COMPANY

401(k) PLAN

(Amended and Restated Effective as of January 1, 2015)

Tucson Electric Power Company, an Arizona corporation (the “Company”), maintains the Tucson Electric Power Company 401(k) Plan (the “Plan”).  The Plan was previously known as the Tucson Electric Power Company Triple Investment Plan for Salaried Employees (“TIP”), which was merged with the Tucson Electric Power Company Supplemental Retirement Account for Classified Employees (“SRA”) effective July 1, 2000.  The assets of the SRA were transferred to the TIP on or as soon as administratively practical after such date, with the TIP as the surviving plan in the merger.  The accounts of participants in the SRA and any SRA loan of such participants were transferred from the SRA to the TIP simultaneously with the transfer of assets from the SRA to the TIP.

The TIP was first established effective as of January 1, 1985.  In connection with the merger of the TIP and the SRA, the TIP was redesignated as the Plan.

The Plan has been amended and restated on a number of occasions with the most recent restatement being effective as of January 1, 2010.  By execution of this document, the Company hereby amends and restates the Plan in its entirety to comply with the Pension Protection Act of 2006 (“PPA), the Worker, Retiree, and Employer Recovery Act of 2008 (“WRERA”), and the Heroes Earnings Assistance and Relief Tax Act of 2008 (“HEART Act”), to comply with the requirements identified on the 2014 Cumulative List in Notice 2014-77, and to make certain other modifications the Company deems appropriate.  These changes shall be effective as of the Effective Date set forth in Section 1.2(t) (Definitions — Effective Date), unless otherwise noted herein.

The Company desires to encourage loyalty, efficiency, continuity of service and productivity of its Employees.  In order to accomplish these purposes, the Company has established the Plan to provide incentives and retirement income security for its Eligible Employees and their Beneficiaries.  The Trust Fund created pursuant to the Plan (incorporated herein by this reference) and its assets shall not be used for, or diverted to, purposes other than the exclusive benefit of Participants or their Beneficiaries, as prescribed in Section 401(a) of the Code.

It is further intended that the Plan constitute a qualified cash or deferred arrangement under Section 401(k) of the Code.

ARTICLE I
DESIGNATION OF PLAN AND DEFINITIONS

1.1                               GENERAL.

This Plan shall be known as the Tucson Electric Power Company 401(k) Plan.  The Company intends that this Plan be a defined contribution profit-sharing plan that qualifies under Section 401(k) of the Code and, accordingly, that the Before-Tax Compensation Deferral

Contributions be excluded from the gross income of Participants who are Employees of the Company.

1.2                               DEFINITIONS.

Whenever any of the following terms are used in this Plan with the first letter or letters capitalized, they shall have the meanings specified below, unless the context clearly indicates to the contrary.

(a)                                 “Account” or “Accounts” shall mean a Participant’s Before-Tax Compensation Deferral Contributions Account, his Roth Compensation Deferral Contributions Account, his Company Matching Contributions Account and/or his Rollover Account.

(b)                                 “Before-Tax Compensation Deferral Contributions” shall mean the contributions directed by a Participant pursuant to Section 3.1(a) (Company Contributions — Compensation Deferral Contributions), including Default Compensation Deferral Contributions and any Catch-up Contributions that are not designated by a Participant as Roth Compensation Deferral Contributions.

(c)                                  “Before-Tax Compensation Deferral Contributions Account” of a Participant shall mean the account established in accordance with Section 4.1 (Establishment of Accounts) that is comprised of Before-Tax Compensation Deferral Contributions (adjusted for earnings and losses thereon), less any withdrawals hereunder.

(d)                                 “Beneficiary” or “Beneficiaries” shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with the provisions of Section 2.6 (Designation of Beneficiary) to receive the benefits specified hereunder in the event of the Participant’s death.  A Participant shall have the right to change or revoke any such designation from time to time by properly filing a new designation or notice of revocation with the Committee, and no notice to any Beneficiary or consent by any Beneficiary shall be required to effect any such change or revocation except as provided in the following paragraph.  If a Participant shall fail to designate a Beneficiary before his demise, or if no designated Beneficiary survives the Participant, any benefits that would be payable to a Beneficiary shall be paid to the following classes of successive preference Beneficiaries:  the Participant’s (1) surviving Spouse, (2) surviving children, (3) surviving parents, (4) surviving brothers and sisters, or (5) executors or administrators.

Notwithstanding the above, upon the death of a married Participant, no payment to a Beneficiary other than the then surviving Spouse shall be valid unless there is on file with the Committee a consent to such designation executed by the surviving Spouse, which consent is in a form meeting the requirements of Section 417 of the Code and satisfactory to the Committee.

In the event any amount is payable under this Plan to a minor, payment shall not be made to the minor, but instead shall be paid (1) to that person’s then living parent(s) to act as custodian, (2) if that person’s parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (3) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides.  If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor.

(e)                                  “Board” or “Board of Directors” shall mean the Board of Directors of Tucson Electric Power Company.

(f)                                   “Break in Employment” of an Employee shall mean his severance from employment (including discharge, layoff or resignation), death, retirement, or Disability, but not his transfer from the Company to a Related Company.

A leave of absence for personal reasons or because of illness or injury or Disability, in each case when authorized by the Company or a Related Company in accordance with its established policies, vacation period, or Military Leave shall not constitute a Break in Employment; provided that

(1)                                 continuation upon a temporary layoff for lack of work for a period in excess of one year shall be considered a discharge effective as of the expiration of the one year period; and

(2)                                 failure to return to work upon expiration of any approved leave of absence, sick leave or vacation or promptly after recall from a temporary layoff for lack of work, shall be considered a resignation effective as of the expiration of such leave of absence, sick leave, vacation or layoff.

(g)                                 “Catch-up Contributions” shall mean the Compensation Deferral Contributions made to the Plan that are in excess of an “otherwise applicable Plan limit” and that are made in accordance with, and subject to, the limitations of Section 414(v) of the Code by Participants who are age 50 or over by the end of their taxable year.  An “otherwise applicable Plan limit” is a limit in the Plan that applies to Compensation Deferral Contributions without regard to Catch-up Contributions, such as the limits set forth in Section 3.4 (Section 402(g) Limit on Compensation Deferral Contributions), Section 3.5 (Section 401(k) Limitations on Compensation Deferral Contributions), Section 3.6 (Section 401(m) Limitations on After-Tax Employee Contributions and Company Matching Contributions) and Article X (Limitation on Annual Additions).

(h)                                 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(i)                                    “Committee” shall mean the Committee appointed by the Board pursuant to the provisions of this Plan.

(j)                                    “Company” shall, as the context requires, mean Tucson Electric Power Company or any other company which is a signatory hereto or any company which subsequently adopts the Plan as a whole or as to one or more divisions, and any successor company which continues the Plan.  The companies that have adopted this Plan as of the Effective Date are listed on Appendix A.

(k)                                 “Company Matching Contributions” shall mean the contributions made by the Company under Section 3.1(b) (Company Contributions — Company Matching Contributions) based on Compensation Deferral Contributions made on behalf of each Participant.

(l)                                    “Company Matching Contributions Account” of a Participant shall mean the account established for each Participant in accordance with Section 4.1 (Establishment of Accounts) which is comprised of Company Matching Contributions (adjusted for earnings and losses thereon) less any withdrawals and distributions hereunder.

(m)                             “Compensation” shall mean

(1)                                 For purposes of Section 3.3 (Limitation on Company Contributions) and Article X (Limitation on Annual Additions), Compensation includes the following: an Employee’s earned income, wages, salaries, and fees for professional services, and other amounts received (without regard to whether or not such amount is paid in cash) for personal services actually rendered in the course of employment with the Company or a Related Company to the extent that the amounts are includible in the Employee’s gross income in the relevant year (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan); and Compensation excludes the following:

(i)                                    Contributions to a plan of deferred compensation which are not included in the Employee’s gross income for the taxable year in which contributed or contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

(ii)                                Amounts realized from the exercise of a non-qualified stock option, relating to the grant of restricted stock (or property), or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(iii)                            Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(iv)                             Other amounts which received special tax benefits, or contributions made by an employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).

(v)                                 Other items of remuneration that are similar to the items listed in paragraphs (i) through (iv) above.

Compensation for any applicable limitation year is the Compensation actually paid or includable in the gross income of the Employee during such year.  For Plan Years beginning after December 31, 1997, the term Compensation shall include an Employee’s elective deferrals (as defined in Section 402(g) of the Code) under any plan, contract or arrangement maintained by the Company or a Related Company and any amount which is contributed or deferred by the Company or a Related Company at the election of an Employee and which is not includible in the gross income of the Employee by reason of Section 125 or Section 457 of the Code.  For Plan Years beginning after December 31, 2000, the term Compensation shall include any amount which is contributed or deferred by the Company or a Related Company at the election of an Employee and which is not includible in the gross income of the Employee by reason of Section 132(f)(4) of the Code.

Effective January 1, 2008, at the discretion of the Company and applied in a uniform manner, Compensation for a limitation year may include amounts earned during that limitation year but not paid during that limitation year solely because of the timing of payment periods and pay dates if: (i) these amounts are paid during the first few weeks of the next limitation year; (ii) the amounts are included on a uniform and consistent basis with respect to all similarly situated employees; and (iii) no Compensation is included in more than one limitation year.

Effective January 1, 2008, except as otherwise provided in this paragraph, in order to be taken into account for a limitation year, Compensation must be paid, or treated as paid, to the Employee prior to the Employee’s severance from employment with the Company maintaining the Plan (or any other entity that is treated as the Company pursuant to Section 414(b), (c), (m) or (o) of the Code).  Compensation shall be adjusted as set forth in this paragraph for the following types of compensation paid after a Participant’s severance from employment (“Post-Severance Compensation”).  However, Post-Severance Compensation described in paragraphs (A) and (B) below is only included in Compensation to the extent such amounts are paid by the later of two and one-half months after severance from employment or by the end of the limitation year that includes the date of such severance from employment.  Any other payment of compensation paid after severance from employment that is not described in paragraphs (A) through (C) below is not considered Compensation within the meaning of Section 415(c)(3) of the Code, even if payment is made within the period specified above.

(A)                               Regular Pay.  Compensation shall include regular pay after severance from employment if:

(1)                                 the payment is regular compensation for services during the Employee’s regular working hours, or compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(2)                                 the payment would have been paid to the Employee prior to the severance from employment if the Employee had continued in employment with the Company.

(B)                               Leave Cashouts and Deferred Compensation.  Leave cashouts shall be included in Compensation if those amounts would have been included in Compensation if they were paid prior to the Participant’s severance from employment, and the amounts are payment for unused accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued.  In addition, deferred compensation shall be included in Compensation if the compensation would have been included in Compensation if it had been paid prior to the Participant’s severance from employment, and the compensation is received pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid at the same time if the Participant had continued in employment with the Company and only to the extent that the payment is includible in the Participant’s gross income.

(C)                               Salary Continuation Payments for Military Service.  Compensation includes payments to an individual who does not currently perform services for the Company by reason of Military Leave to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Company rather than entering qualified military service.

Effective for limitation years beginning on or after January 1, 2009, Compensation includes a “differential wage payment” received by an Employee.  For this purpose, the term “differential wage payment” means any payment which (i) is made by the Employer to an individual with respect to any period during which the individual is on Military Leave while on active duty for a period of more than 30 days and (ii) represents all or a portion of the wages the individual would have received from the Employer if the individual were performing services for the Employer.

(2)                                 For purposes of Section 3.5 (Section 401(k) Limitations on Compensation Deferral Contributions), Section 3.6 (Section 401(m) Limitations on After-Tax Employee Contributions and Company Matching Contributions), Article IV (Valuation of Funds and Allocation to Accounts), and the definition of Highly Compensated Employee in Section 1.2(bb) (Definitions — Highly Compensated Employee), Compensation as described in clause (1) above but reduced by the following items (to the extent that they had been included in Compensation for purposes of clause (1)): reimbursements or other expense allowances or payments, fringe benefits (cash and noncash), moving expenses, deferred compensation, and severance pay and other welfare benefits.  With respect to Compensation that is paid (or would have been paid but for a cash or deferred election) in Plan Years beginning on or after July 1, 2007, cash or deferred elections can only be made with respect to earnings that are compensation within the meaning of Section 415(c)(3) of the Code and Treasury Regulation Section 1.415(c)-2.  A Participant who is on Military Leave cannot make a cash or deferred election with respect to Compensation paid after severance from employment, unless the Compensation is paid as part of the Participant’s last paycheck.

(3)                                 For all other purposes under this Plan (including, without limitation, for purposes of Section 3.1 (Company Contributions)), Compensation as described in clause (2) above including differential wage payments as defined in clause (1) above but excluding any amount of Compensation otherwise includible in Compensation for clause (2) purposes but paid before the Eligible Employee became a Participant or paid by a person (for example, and without limitation, an insurer) other than the Company or a Related Company.

(4)                                 Notwithstanding the foregoing, for any Plan Year beginning after December 31, 2014, the annual maximum amount of an Employee’s Compensation which shall be taken into account under the Plan for any Plan Year shall not exceed $265,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code.

(n)                                 “Compensation Deferral Contributions” shall mean the Before-Tax Compensation Deferral Contributions and Roth Compensation Deferral Contributions of the Company under this Plan made by reason of a Participant foregoing Compensation otherwise payable in accordance with Section 3.1(a) (Company Contributions — Compensation Deferral Contributions).  Default Compensation Deferral Contributions shall be treated as Compensation Deferral Contributions for all purposes of the Plan.  Additionally, Catch-up Contributions shall be treated as Compensation Deferral Contributions for all purposes of the Plan, except that Catch-up Contributions shall not be treated as Compensation Deferral Contributions for purposes of Section 3.4 (Section 402(g) Limit on Compensation Deferral Contributions), Section 3.5 (Section 401(k) Limitations on Compensation Deferral Contributions), Section 3.6 (Section 401(m) Limitations on After-Tax Employee Contributions and Company Matching Contributions) or Article X (Limitation on Annual Additions) when otherwise permitted by applicable law, or when a provision of the Plan expressly provides otherwise.  Catch-up Contributions are not counted in determining the minimum allocation under Section 416 of the Code (but Catch-up Contributions made in prior years are counted in determining whether the Plan is top heavy).

(o)                                 “Covered Employee” shall mean a Participant who is covered under the EACA.  Employees covered under the EACA are all Eligible Employees hired or rehired on or after January 1, 2010 (the original effective date of the EACA) and who do not have an affirmative election in effect regarding Compensation Deferral Contributions.  Additionally, if an Eligible Employee is covered by a collective bargaining agreement with the Company, the collective bargaining agreement must provide for his automatic enrollment in the Plan in order for the Eligible Employee to be treated as a Covered Employee for purposes of the EACA.

(p)                                 “Default Compensation Deferral Contributions” shall mean the Compensation Deferral Contributions contributed to the Plan under the EACA on behalf of Covered Employees who do not have an affirmative election in effect regarding Compensation Deferral Contributions.  Default Compensation Deferral Contributions shall be contributed in the form of Before-Tax Compensation Deferral Contributions unless a Covered Employee affirmatively elects to make Roth Compensation Deferral Contributions in accordance with Section 3.1(a)(2) (Company Contributions — Compensation Deferral Contributions — Roth Compensation Deferral Contributions).

(q)                                 “Default Percentage” shall mean the percentage of a Covered Employee’s Compensation contributed to the Plan as a Default Compensation Deferral Contribution for the Plan Year.  The Default Percentage is 3%, rounded to the nearest cent.

(r)                                  “Disability” shall mean the Employee’s entitlement to and receipt of disability benefits under the Company’s long-term disability plan.

(s)                                   “EACA” shall mean an automatic contribution arrangement that satisfies the uniformity requirement in 2.2(b) (Eligible Automatic Contribution Arrangement — Uniformity Requirement) and the notice requirement in Section 2.2(c) (Eligible Automatic Contribution Arrangement — Notice Requirement).

(t)                                    “Effective Date” shall mean January 1, 2015, except as otherwise set forth herein.

(u)                                 “Eligible Employee” shall mean, effective as of July 12, 2010 with respect to Employees hired on or after July 12, 2010 and effective as of July 26, 2010 for Employees hired prior to July 12, 2010, every Employee of the Company, including Employees represented by the Union, except the following Employees shall be excluded: (i) those Employees covered by a collective bargaining agreement between the Company and any collective bargaining representative (as defined in Section 7701(a)(46) of the Code) if retirement benefits were the subject of good faith bargaining between such representative and the Company, unless the Employee is a member of a group of Employees to whom this Plan has been extended by a collective bargaining agreement between the Company and its collective bargaining representative, (ii) all “leased employees” (as such term is defined in Section 414(n) of the Code), (iii) those employees required to be treated as employed by the Company or a Related Company pursuant to Section 414(o) of the Code, (iv) Employees who are nonresident aliens and receive no United States source income, and (v) Employees who are employed by the Company or a Related Company as student interns.

For purposes of this definition of “Eligible Employee,” and notwithstanding any other provisions of the Plan to the contrary, individuals who are not classified by the Company, in its discretion, as employees under Section 3121(d) of the Code (including, but not limited to, individuals classified by the Company as independent contractors and non-employee consultants) and individuals who are classified by the Company, in its discretion, as employees of any entity other than the Company do not meet the definition of Eligible Employee and are ineligible for benefits under the Plan, even if the classification by the Company is determined to be erroneous, or is retroactively revised.  In the event the classification of an individual who is excluded from the definition of Eligible Employee under the preceding sentence is determined to be erroneous or is retroactively revised, the individual shall nonetheless continue to be excluded from the definition of Eligible Employee and shall be ineligible for benefits for all periods prior to the date the Company determines its classification of the individual is erroneous or should be revised.  The foregoing sets forth a clarification of the intention of the Company regarding participation in the Plan for any Plan Year, including Plan Years prior to the amendment of this definition of “Eligible Employee.”

(v)                                 “Employee” shall mean every person who renders services to the Company or a Related Company in the status of an “employee” as that term is defined in Section 3121(d) of the Code.

(w)                               “Entry Date” shall mean the first day of each payroll period unless the Committee determines it is administratively feasible to use an earlier date.

(x)                                 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

(y)                                 “Fiduciary” shall mean all persons defined in Section 3(21) of ERISA associated in any manner with the control, management, operation and administration of the Plan or the assets of the Plan, and such term shall be construed as including the term “Named Fiduciary” with respect to those Fiduciaries named in the Plan or who are identified as Fiduciaries pursuant to the procedures specified in the Plan.

(z)                                  “Fund” shall mean one of the funds established by the Committee for the investment of assets of the Plan pursuant to Section 4.2 (Investment Funds; Accounts in General).

(aa)                          “HEART Act” shall mean the Heroes Earnings Assistance and Relief Tax Act of 2008.

(bb)                          “Highly Compensated Employee” shall mean

(1)                                 Any Employee who performs services for the Company or any Related Company who (i) was a 5% owner of the Company or any Related Company at any time during the Plan Year or the preceding Plan Year; or (ii) for the preceding Plan Year, received Compensation from the Company or any Related Company in excess of $120,000 for 2015 (as adjusted pursuant to Section 415(d) of the Code) and for the preceding Plan Year was a member of the “top-paid group” (as defined in clause (3) below) for such year.

(2)                                 For purposes of this Section 1.2(bb), a highly compensated former employee is based on the rules applicable to determining highly compensated employee status as in effect for that determination year, in accordance with Section 1.414(q)-1T, A-4 of the temporary income tax regulations and Notice 97-45, as such may be updated, modified or amended from time to time.

(3)                                 The top-paid group for a Plan Year shall consist of the top 20% of Employees ranked on the basis of Compensation received during the year excluding Employees described in Section 414(q)(5) or Section 414(q)(8) of the Code and Treasury Regulations thereunder.

(cc)                            “Military Leave” shall have the meaning ascribed in this paragraph.  Any Employee who leaves the Company directly to perform service in the Armed Forces of the United States, the Army National Guard and the Air National Guard when engaged on active duty for training, inactive duty training, or full-time National Guard duty,  the commissioned corps of the Public Health Service, and any other category of persons designated by the President of the United States in time of war or national emergency, under conditions entitling him to reemployment rights as provided in the laws of the United States, shall, solely for the purposes of the Plan and irrespective of whether he is compensated by the Company during such period, be presumed an Employee on Military Leave.  To the extent required by Department of Labor Regulation Section 1002.259(a) and (b), time following Military Leave will be treated as service with the Company for purposes of determining participation, vesting and benefit accruals.  If such Employee voluntarily resigns from the Company during such period, or if he fails to make application for reemployment within the period specified by such laws for the preservation of his reemployment rights, such Employee shall be regarded as having had a Break in Employment by resignation on the day such Military Leave expired.

(dd)                          “Participant” shall mean any Eligible Employee included in the Plan as provided in Article II (Eligibility).

(ee)                            “Plan” shall mean the Tucson Electric Power Company 401(k) Plan.

(ff)                              “Plan Year” shall mean the calendar year, including years prior to the adoption of the Plan.  The Plan Year shall be the limitation year for purposes of Section 415 of the Code.  Once established, the limitation year may only be changed by Plan amendment.  If the Plan is terminated effective as of a date other than the last day of the Plan’s limitation year, the Plan is treated as if the Plan was amended to change its limitation year.

(gg)                          “Quarter” shall mean each three consecutive month period ending March 31, June 30, September 30 or December 31 of each year.

(hh)                          “Related Company” shall mean (1) each corporation which is a member of a controlled group of corporations (within the meaning of Section 1563(a) of the Code, determined without regard to Section 1563(a)(4) and (e)(3)(C) thereof) of which the Company is a component member, (2) each entity (whether or not incorporated) which is under common control with the Company, as such common control is defined in Section 414(c) of the Code and regulations issued thereunder, (3) any organization which is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) of which the Company or a Related Company is a member, (4) any organization which is required by regulations issued under Section 414(o) of the Code to be treated as a Related Company, and (5) in the case of an employee of a “leasing organization” who constitutes a “leased employee” (as such terms are defined in Section 414(n) of the Code) with respect to the Company or Related Company, any leasing organization.  For the purposes of Article X (Limitation on Annual Additions) the phrase “more than 50 percent” shall be substituted for the phrase “at least 80 percent” each place it appears in Section 1563(a)(1) of the Code.  The term “Related Company” shall also include each predecessor employer to the extent required by Section 414(a) of the Code.  Notwithstanding the foregoing, an organization shall not be considered a Related Company for any purpose under the Plan prior to the date it is considered affiliated under clauses (1) through (4) above.

(ii)                                “Rollover Account” shall mean the Account maintained for a Participant that is credited with the amount, if any, received by the Plan in accordance with Section 3.7 (Rollover Contributions) as a rollover contribution, as defined in Section 402(c)(5) of the Code.  Such account shall be adjusted for investment earnings and losses, withdrawals and distributions in accordance with the terms of this Plan.

(jj)                                “Roth Compensation Deferral Contributions” shall mean the contributions directed by a Participant pursuant to Section 3.1(a)(2) (Company Contributions — Compensation Deferral Contributions — Roth Compensation Deferral Contributions) (including any Catch-up Contributions) that are: (1) designated irrevocably by the Participant at the time of the cash or deferred election as Roth Compensation Deferral Contributions that are being made in lieu of all or a portion of the Before-Tax Compensation Deferral Contributions the Participant is otherwise eligible to make under the Plan; and (2) treated by the Company as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.  Notwithstanding the above, Participants represented by the Union are not permitted to make Roth Compensation Deferral Contributions, unless the Participant is a member of a group of Employees to whom Roth Compensation Deferral Contributions have been extended by a collective bargaining agreement between the Company and its collective bargaining representative.

(kk)                          “Roth Compensation Deferral Contributions Account” of a Participant shall mean the account established in accordance with Section 4.1 (Establishment of Accounts) that is comprised of Roth Compensation Deferral Contributions only (adjusted for earnings and losses thereon), less any withdrawals hereunder.

(ll)                                “SRA” shall mean the Tucson Electric Power Company Supplemental Retirement Account for Classified Employees, which was merged into the TIP effective as of July 1, 2000.

(mm)                  “Spouse” effective June 26, 2013 shall mean an individual who is married to a Participant, of the opposite or same sex, if the marriage was validly entered into in a state whose laws authorize the marriage of the two individuals even if the married couple is domiciled in a state that does not recognize the validity of the marriage.  For purposes of this definition, “state” means any domestic or foreign jurisdiction having the legal authority to sanction marriages.

(nn)                          “TIP” shall mean the Tucson Electric Power Company Triple Investment Plan for Salaried Employees.  The TIP was renamed the Plan effective July 1, 2000.

(oo)                          “Trust Agreement” shall mean the agreement entered into between Tucson Electric Power Company and the Trustee, as it may be amended from time to time, providing for the investment and administration of the Trust Fund.  By this reference, the Trust Agreement is incorporated herein.

(pp)                          “Trust Fund” shall mean the fund established by the Company pursuant to the terms of the Trust Agreement to provide for the investment of contributions made by the Company pursuant to the Plan including gains and losses thereon, and from which any distributions under the Plan are to be made.  It shall be composed of separate Funds designated in accordance with this Plan.

(qq)                          “Trustee” (or Trustees if more than one is appointed and acting) shall mean the trustee or trustees, whether original or successor, under the Trust Agreement.

(rr)                            “Union” shall mean the International Brotherhood of Electrical Workers Local 1116, Local 769 or Local 387.

(ss)                              “UNS” shall mean UNS Energy Corporation, an Arizona corporation.  UNS is the parent corporation of the Company.

(tt)                                “UNS Stock” shall mean the common stock of UNS.  Effective at 4:00 p.m. Eastern Time on August 15, 2014, UNS Stock was delisted from the exchange on which it traded.

(uu)                          “USERRA” shall mean the Uniformed Services Employment and Reemployment Rights Act of 1994.

ARTICLE II
ELIGIBILITY

2.1                               REQUIREMENTS FOR PARTICIPATION.

All Employees who were Participants in the Plan as of December 31, 2014 shall continue as Participants on January 1, 2015.  Any other present and future Eligible Employee shall become a Participant in the Plan on the earlier of (1) the Entry Date immediately following the date on which he makes an enrollment election as described in Section 2.4 (Enrollment Election) or (2) the Entry Date following the date on which he is automatically enrolled as described in Section 2.2(a) (Eligible Automatic Contribution Arrangement - Automatic Enrollment).

2.2                               ELIGIBLE AUTOMATIC CONTRIBUTION ARRANGEMENT

(a)                                 Automatic Enrollment.  Default Compensation Deferral Contributions will be made on behalf of Covered Employees who do not have an “affirmative election” (as defined below) in effect regarding Compensation Deferral Contributions.  A Covered Employee will have a reasonable opportunity after receipt of the notice described in Section 2.2(c) (Eligible Automatic Contribution Arrangement — Notice Requirement) to make an “affirmative election” (as defined below) regarding Compensation Deferral Contributions before Default Compensation Deferral Contributions are made on the Covered Employee’s behalf. Default Compensation Deferral Contributions being made on behalf of a Covered Employee will cease as soon as administratively feasible after the Covered Employee makes an “affirmative election.”  For purposes of this Section 2.2, an “affirmative election” is an election either to have no Compensation Deferral Contributions made or to have a different amount of Compensation Deferral Contributions made.

(b)                                 Uniformity Requirement

(1)                                 Except as provided in Section 2.2(b)(2) (Eligible Automatic Contribution Arrangement — Uniformity Requirement), the same percentage of Compensation will be withheld as Default Compensation Deferral Contributions from all Covered Employees subject to the Default Percentage.

(2)                                 Default Compensation Deferral Contributions will be reduced or stopped to meet the limitations under Sections 401(a)(17), 402(g), and 415 of the Code and to satisfy any suspension period required after a hardship distribution.

(c)                                  Notice Requirement.

(1)                                 Upon a Covered Employee’s hire or re-hire date or as soon thereafter as administratively feasible and at least 30 days, but not more than 90 days, before the beginning of each Plan Year, the Company will provide each Covered Employee a comprehensive notice of the Covered Employee’s rights and obligations under the EACA, written in a manner calculated to be understood by the average Covered Employee.  If an Eligible Employee becomes a Covered Employee after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice will be provided no more than 90 days before the Employee becomes a Covered Employee but not later than the date the Employee becomes a Covered Employee.

(2)                                 The notice must accurately describe:

(i)                                    The amount of Default Compensation Deferral Contributions that will be made on the Covered Employee’s behalf in the absence of an affirmative election;

(ii)                                The Covered Employee’s right to elect to have no Compensation Deferral Contributions made on his behalf or to have a different amount of Compensation Deferral Contributions made;

(iii)                            How Default Compensation Deferral Contributions will be invested in the absence of the Covered Employee’s investment instructions; and

(iv)                             The Covered Employee’s right to make a withdrawal of Default Compensation Deferral Contributions and the procedures for making such a withdrawal.

(d)                                 Withdrawal of Default Compensation Deferral Contributions.

(1)                                 No later than 90 days after Default Compensation Deferral Contributions are first withheld from a Covered Employee’s pay, the Covered Employee may request a distribution of his Default Compensation Deferral Contributions. No spousal consent is required for a withdrawal under this Section 2.2(d).

(2)                                 The amount to be distributed from the Plan upon the Covered Employee’s request is equal to the amount of Default Compensation Deferral Contributions made through the earlier of (i) the pay date for the second payroll period that begins after the Covered Employee’s withdrawal request and (ii) the first pay date that occurs after 30 days after the Covered Employee’s request, plus attributable earnings through the date of distribution. Any fee charged to the Covered Employee for the withdrawal may not be greater than any other fee charged for a cash distribution.

(3)                                 Unless the Covered Employee affirmatively elects otherwise, any withdrawal request will be treated as an affirmative election to stop having Compensation Deferral Contributions made on the Covered Employee’s behalf as of the date specified in Section 2.2(d)(2).

(4)                                 Default Compensation Deferral Contributions distributed pursuant to this Section 2.2 are not counted towards the dollar limitation on Compensation Deferral Contributions contained in Section 402(g) of the Code nor for the ADP test. Company Matching Contributions that might otherwise be allocated to a Covered Employee’s Account on behalf of Default Compensation Deferral Contributions will not be allocated to the extent the Covered Employee withdraws such Compensation Deferral Contributions pursuant to this Section 2.2 and any Company Matching Contributions already made on account of Default Compensation Deferral Contributions that are later withdrawn pursuant to this Section 2.2 will be forfeited.

2.3                               PARTICIPATION AND REEMPLOYMENT.

(a)                                 Duration of Participation.  Participation of a Participant shall commence as of the date specified in Section 2.1 (Requirements for Participation) or Section 2.3(d) (Participation

and Reemployment — Effect of Reemployment), as applicable, and shall continue during the Participant’s employment with the Company and until the occurrence of a Break in Employment or until the Participant is no longer an Eligible Employee.

(b)                                 Leaves of Absence.  An Eligible Employee on a leave of absence shall not become a Participant until the end of his absence; but a Participant who is on a leave of absence approved by the Company shall continue as a Participant during the period of his approved absence.

(c)                                  Military Leave.  Notwithstanding any other provision of the Plan to the contrary, contributions, benefits, and service credit with respect to Military Leave will be provided in accordance with Section 414(u) of the Code.

(d)                                 Effect of Reemployment.  An Eligible Employee who has met the eligibility requirements described in Section 2.1 (Requirements for Participation), but who incurs a Break in Employment prior to becoming a Participant and is later reemployed as an Eligible Employee shall become a Participant as of the later of (1) the Entry Date which falls on or immediately after he met the eligibility requirements described in Section 2.1 (Requirements for Participation) or (2) the date of his reemployment; provided that he is an Eligible Employee on such date.  A Participant who incurs a Break in Employment and is later reemployed as an Eligible Employee shall resume participation immediately upon his reemployment.

2.4                               ENROLLMENT ELECTION.

(a)                                 Election.  Except as provided in Section 2.2(a) (Eligible Automatic Contribution Arrangement — Automatic Enrollment), no Eligible Employee shall become a Participant on the scheduled Entry Date unless an election (as described in Section 2.4(b) (Enrollment Election — Enrollment Form)) has been made by such date.  If the enrollment election is not made on a timely basis, participation shall be postponed until the until the first Entry Date by which such an election has been made, provided that he is still an Eligible Employee on such date.

(b)                                 Enrollment Form

(1)                                 Contents.  The Participant’s enrollment form shall contain the following items as well as such additional matter as the Committee shall deem necessary:

(i)                                    The Participant’s name, date of birth, name of Spouse, and consent that the Participant (and the Participant’s successors in interest and all persons claiming under him) be bound by the terms of the Plan and Trust Agreement as they now exist or may be amended from time to time.

(ii)                                If the Committee requires, the Participant’s Beneficiary designation in accordance with Section 2.6 (Designation of Beneficiary).

(iii)                            The percentage of the Participant’s Compensation which the Participant desires that the Company contribute to his Before-Tax Compensation Deferral Contributions Account and/or Roth Compensation Deferral Contributions Account.  This percentage may be any half or whole percentage up to and not exceeding 25% of the Participant’s Compensation (50% of the Participant’s Compensation if the Participant is

employed by UNS Electric, Inc. or UNS Gas, Inc.), but shall be subject to the limitations described in Article III (Company Contributions and Rollover Accounts).   Notwithstanding the above, Participants represented by the Union are not permitted to make contributions to a Roth Compensation Deferral Contributions Account, unless the Participant is a member of a group of Employees to whom Roth Compensation Deferral Contributions have been extended by a collective bargaining agreement between the Company and its collective bargaining representative.

(c)                                  Changing Elections.  A Participant may, once each payroll period, change the election described in Section 2.4(b) (Enrollment Election — Enrollment Form) and/or reduce the contributions rate to 0% for his Before-Tax Compensation Deferral Contributions Account and/or Roth Compensation Deferral Contributions Account.

(d)                                 Investment Elections.  Subject to the restrictions contained herein and in Section 4.2 (Investment Funds; Accounts in General), each Participant shall designate in a manner prescribed by the Committee (which may include a designation through electronic media in accordance with Section 6.10 (Electronic Administration)) how the contributions allocated to his Accounts are to be invested in the respective Funds.  Any Participant who does not so notify the Committee of his initial choice of Fund(s) shall be deemed to have elected the “default” Fund designated by the Committee and announced to Participants in accordance with Section 4.2 (Investment Funds; Accounts in General).  A Participant may change the designation for the investment of new contributions as well as change the allocation of his Accounts among the Funds, each in accordance with Section 4.2 (Investment Funds; Accounts in General).  A former Participant who has deferred distribution of his Accounts may continue to designate the Funds for the investment of the amounts credited to his Accounts in accordance with this Section 2.4 and Section 4.2 (Investment Funds; Accounts in General).

2.5                               EMPLOYEE TRANSFERS.

A Participant who ceases to be an Eligible Employee, but continues to be employed by the Company (an “Inactive Participant”), is not eligible to make Compensation Deferral Contributions (or have Default Compensation Deferral Contributions made on his behalf)  from Compensation earned after the date he ceases to be an Eligible Employee (unless and until he again meets the Plan’s eligibility requirements), nor is he eligible to share in any Company Matching Contributions with respect to such Compensation.  An Inactive Participant’s Accounts shall continue to be held under the Plan until he becomes entitled to a distribution under Article V (Vesting, Withdrawals and Distributions).  An Inactive Participant shall continue to have the right to direct the investment of his Accounts under the provisions of Section 2.4(d) (Enrollment Election — Investment Elections) and Article IV (Valuation of Funds and Allocation to Accounts) and to make withdrawals under the provisions of Article V (Vesting, Withdrawals and Distributions).

2.6                               DESIGNATION OF BENEFICIARY.

(a)                                 General Rule.  Upon forms approved by the Committee, each Eligible Employee who becomes a Participant shall designate in writing the Beneficiary or Beneficiaries whom such Employee desires to receive any benefits payable under the Plan in the event of such Employee’s death.  A Participant may from time to time change his designated Beneficiary or Beneficiaries without the consent of such Beneficiary or Beneficiaries by filing a new designation, on a form approved by the Committee, with the Committee.  The Company, the Committee and the Trustee may rely upon a Participant’s designation of Beneficiary or Beneficiaries last filed in accordance with the terms of the Plan.

(b)                                 Spousal Consent.  If a married Participant wishes to designate a person other than his Spouse as Beneficiary, such designation shall be consented to in writing by the Spouse, which consent shall acknowledge the effect of the designation and be witnessed by a Plan representative or a notary public.  The Participant may change any election designating a Beneficiary or Beneficiaries without any requirement of further spousal consent if the Spouse’s consent so provides.  Notwithstanding the foregoing, Spousal consent shall be unnecessary if it is established (to the satisfaction of a Plan representative) that there is no Spouse or that the required consent cannot be obtained because the Spouse cannot be located, or because of other circumstances prescribed by Treasury Regulations.

(c)                                  Divorce.  Upon the dissolution of marriage of a Participant, any designation of the Participant’s former Spouse as a Beneficiary shall be treated as though the Participant’s former Spouse had predeceased the Participant, unless (1) the Participant executes another Beneficiary designation that complies with this Section 2.6 and that clearly names such former Spouse as a Beneficiary, or (2) a court order presented to the Committee prior to distribution on behalf of the Participant explicitly requires the Participant to continue to maintain the former Spouse as the Beneficiary.  In any case in which the Participant’s former Spouse is treated under the Participant’s Beneficiary designation as having predeceased the Participant, no heirs or other beneficiaries of the former Spouse shall receive benefits from the Plan as a Beneficiary of the Participant except as provided otherwise in the Participant’s Beneficiary designation.

ARTICLE III
COMPANY CONTRIBUTIONS AND ROLLOVER ACCOUNTS

3.1                               COMPANY CONTRIBUTIONS.

(a)                                 Compensation Deferral Contributions.

(1)                                 Election.  Upon admission to the Plan, each Participant may agree to have the Company contribute to the Trust Fund a percentage up to and not in excess of 25% (50% for Participants employed by UNS Electric, Inc. or UNS Gas, Inc.) of his Compensation for each payroll period, rounded to the nearest cent.  For purposes of this Section 3.1(a), a Covered Employee automatically enrolled in the Plan in accordance with Section 2.2 (Eligible Automatic Contribution Arrangement) is deemed to have agreed to have the Company contribute to the Trust Fund an amount equal to the Default Percentage multiplied by the Covered Employee’s Compensation for each payroll period, rounded to the nearest cent.

(i)                                    A Participant’s Compensation Deferral Contributions shall be subject to the limitations described in Article III (Company Contributions and Rollover Accounts) and shall reduce the Participant’s Compensation otherwise payable to him by an equivalent percentage and such amount shall, in accordance with such rules as may be prescribed by the Committee, be withheld from the Participant’s Compensation and credited to the Participant’s Before-Tax Compensation Deferral Contributions Account and/or Roth

Compensation Deferral Contributions Account.  A Participant’s election to commence Compensation Deferral Contributions (or change in the level of such contributions in accordance with Section 2.4(c) (Enrollment Election — Changing Elections)) shall be effective at the time established by the Committee, but no earlier than the first day of the first payroll period commencing after the Committee’s receipt of such election.  A Participant’s Compensation Deferral Contributions election shall continue in effect until changed in accordance with Section 2.4(c) (Enrollment Election — Changing Elections).

(ii)                                Subject to the maximum limits on Compensation Deferral Contributions hereunder, the Committee may adopt rules specifying the maximum and/or minimum Compensation Deferral Contributions.  The Committee also may adopt other rules regarding the frequency with which elections under Section 2.4(c) (Enrollment Election — Changing Elections) may be made, and the effective times of such elections, as long as election changes are allowed at least once during each Plan Year.

(2)                                 Roth Compensation Deferral Contributions.  Effective July 1, 2013, the Compensation Deferral Contributions made pursuant to this Section 3.1(a) shall be treated as Before-Tax Compensation Deferral Contributions unless the Participant irrevocably designates, at the time of the election, that all or a portion of the Compensation Deferral Contributions should be treated as Roth Compensation Deferral Contributions.  Any portion of a Compensation Deferral Contribution that is designated a Roth Compensation Deferral Contribution will be treated by the Company as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a Compensation Deferral Contribution.  Notwithstanding the above, Participants represented by the Union are not permitted to make Roth Compensation Deferral Contributions, unless the Participant is a member of a group of Employees to whom Roth Compensation Deferral Contributions have been extended by a collective bargaining agreement between the Company and its collective bargaining representative.

(3)                                 Catch-up Contributions.  Effective July 1, 2002, all Participants who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-up Contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code, and applicable regulations.

(4)                                 Make-Up of Compensation Deferral Contributions Missed During Military Leave.  In the case of a Participant who returns to active employment from Military Leave in accordance with USERRA that Participant may make up those Compensation Deferral Contributions (without interest) which the Participant could have made under the terms of the Plan but for his Military Leave.  The Participant must make such contributions while employed by the Company and before the end of the period beginning on his reemployment date and ending on the last day of the period equal to the lesser of (i) his period of Military Leave multiplied by three or (ii) five years.  The maximum amount of Compensation Deferral Contributions that a Participant may make under this Section 3.1(a)(4) is the amount of Compensation Deferral Contributions which the Participant could have made under the terms of the Plan during his period of Military Leave.  For purposes of determining a Participant’s Compensation Deferral Contributions under this Section 3.1(a)(4), the Participant’s Compensation shall be determined in accordance with Department of Labor Regulation Section 1002.267.

(5)                                 Timing.  Effective for Plan Years beginning on or after January 1, 2006, except for occasional, bona fide administrative considerations as set forth in Treasury Regulation Section 1.401(k)-1(a)(3)(iii), Compensation Deferral Contributions made pursuant to a Participant’s  election cannot precede the earlier of: (i) the date on which services relating to the Compensation Deferral Contributions are performed; or (ii) the date on which the Compensation that is subject to the election would be payable to the Participant in the absence of an election to defer.

(b)                                 Company Matching Contributions.  In addition to Compensation Deferral Contributions, the Company may contribute Company Matching Contributions to the Plan in an amount determined by applying a formula to the Compensation Deferral Contributions made during the Plan Year.  The formula for the Company shall be established by its Board of Directors and shall remain in effect until such time as the Board of Directors deems it appropriate to change the formula (with respect to Participants covered by a collective bargaining agreement with the Company, subject to any specified formula required by that agreement).  The formula may, by way of example and not of limitation, contain the following components (1) a specific percentage of Compensation Deferral Contributions for which Company Matching Contributions shall be made, and (2) the maximum Company Matching Contributions which shall be made for any Participant.  The maximum may be expressed as a percentage of Compensation, a dollar limit (which, for any class of Participants, may be zero), a percentage of Compensation Deferral Contributions or in some other fashion determined by the Board of Directors.  Effective January 1, 2003, for purposes of calculating Company Matching Contributions on and after that date and unless otherwise provided by the Company’s Board of Directors for a particular year, no Company Matching Contribution shall be made with respect to the portion of a Participant’s Compensation Deferrals that are attributable to Compensation in the form of a bonus.  The Board of Directors may determine for any particular year that there shall be one Company Matching Contribution formula for that year that applies with respect to all eligible Participants in that year, or that there shall be multiple formulas for that year.  If multiple allocation formulas are used, each separate allocation formula may be established by the Board of Directors based on such factors as it deems relevant, and without limitation, may be based on an employer, division, or business unit basis; provided (1) that each Participant shall be covered by only one allocation formula for each year, and (2) that each separate allocation formula shall constitute a “component plan” within the meaning of Treasury Regulation Section 1.401(a)(4)-9(c) and each such component plan shall separately satisfy the requirements of Section 410(b) of the Code as contemplated by that Treasury Regulation.  A Participant’s Company Matching Contributions shall, in all cases, but subject to the limitations of Article III (Company Contributions and Rollover Accounts).

(c)                                  Military Leave.  Notwithstanding any provision in this Plan to the contrary, if a Participant who returns to active employment in accordance with USERRA makes Compensation Deferral Contributions pursuant to Section 3.1(a)(3) (Company Contributions — Compensation Deferral Contributions — Catch-up Contributions) the Company shall make Company Matching Contributions on behalf of such Participant with respect to such Compensation Deferral Contributions on the same basis as it did for Participants who were active Employees during the Participant’s Military Leave.  The Company must make such Company Matching Contributions according to the Plan’s normal requirements for Company Matching Contributions.

3.2                               PAYMENT.

Compensation Deferral Contributions for any calendar month shall be contributed to the Trust Fund as soon as possible following the end of the applicable payroll period.  However, in no event shall such Compensation Deferral Contributions be contributed to the Trust Fund later than the fifteenth business day of the month following the end of the month in which such amount would otherwise have been payable to the Participant in cash, or as of such earlier or later date (in the case of any available extensions of time) as may be required or permitted by regulations issued pursuant to ERISA.  Company Matching Contributions for a Plan Year shall be made on or before the due date (including extensions) for the federal income tax return for the taxable year coinciding with such Plan Year.  Compensation Deferral Contributions and Company Matching Contributions shall be invested in the Fund selected by the Participant, pursuant to Section 2.4(d) (Enrollment Election — Investment Elections) above.

3.3                               LIMITATION ON COMPANY CONTRIBUTIONS.

Contributions may be made to the Plan without regard to the current or accumulated profits of the Company.  In no event shall the aggregate contribution for any Plan Year made by the Company under Section 3.1 (Company Contributions), and under any other profit sharing or stock bonus plan(s) maintained by the Company, exceed 25% of the Compensation otherwise paid or accrued during the taxable year to all Participants, subject to the carryover rules of Section 404(a)(3)(A)(ii) of the Code.

3.4                               SECTION 402(g) LIMIT ON COMPENSATION DEFERRAL CONTRIBUTIONS.

(a)                                 Compensation Deferral Contributions Dollar Limitation.  Compensation Deferral Contributions made on behalf of any Participant under this Plan and all other plans (which are described in Section 3.4(d) (Section 402(g) Limit on Compensation Deferral Contributions — Excess Elective Deferrals Under Other Plans)) maintained by the Company or a Related Company shall not exceed the limitation under Section 402(g)(1) of the Code for the taxable year of the Participant, as adjusted annually under Section 402(g)(5) of the Code, and shall be effective as of January 1 of each calendar year except to the extent permitted under Section 3.4(b) (Section 402(g) Limit on Compensation Deferral Contributions — Catch-up Contribution Dollar Limitation) and Section 414(v) of the Code, if applicable.  The dollar limitation contained in Section 402(g) of the Code is $18,000 for taxable years beginning in 2015.  The $18,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Section 402(g)(4) of the Code.  Any such adjustments will be made in multiples of $500.

(b)                                 Catch-up Contribution Dollar Limitation.  Catch-up Contributions for a taxable year may not exceed the dollar limit on Catch-up Contributions under Section 414(v)(2)(B)(i) of the Code for the taxable year.  The dollar limit on Catch-up Contributions is $6,000 for taxable years beginning in 2015.  After 2015, the $6,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Section 414(v)(2)(C) of the Code.  Any such adjustments will be made in multiples of $500.

(c)                                  Excess Compensation Deferral Contributions.  In the event that the dollar limitation provided for in Section 3.4(a) (Section 402(g) Limit on Compensation Deferral

Contributions — Compensation Deferral Contributions Dollar Limitation) and Section 3.4(b) (Section 402(g) Limit on Compensation Deferral Contributions — Catch-up Contribution Dollar Limitation) (if applicable) is exceeded, the Participant is deemed to have requested a distribution of the excess amount by the first March 1 following the close of the Participant’s taxable year, and the Committee shall distribute such excess amount, and any income allocable to such amount, to the Participant by the first April 15th thereafter.  In determining the excess amount distributable with respect to a Participant’s taxable year, excess Compensation Deferral Contributions previously distributed for the Plan Year beginning with or within such taxable year shall reduce the amount otherwise distributable under this Section 3.4(c).  For the Plan Year beginning on January 1, 2007 and ending on December 31, 2007, the income allocable to the excess amount is equal to the sum of: (1) the allocable gain or loss for the Plan Year; and (2) the allocable gain or loss for the period after the close of the Plan Year and up to a date no more than seven days preceding the distribution (referred to as the “gap period”) to the extent that the Participant’s Accounts would be credited with gain or loss during the gap period if a distribution was made pursuant to Article V (Vesting, Withdrawals and Distributions).  For all other Plan Years, the income allocable to the excess amount shall not include the allocable gain or loss for the gap period.

(d)                                 Excess Elective Deferrals Under Other Plans.  In the event that a Participant is also a participant in (1) another qualified cash or deferred arrangement as defined in Section 401(k) of the Code, (2) a simplified employee pension, as defined in Section 408(k) of the Code, or (3) a salary reduction arrangement, within the meaning of Section 3121(a)(5)(D) of the Code, and the elective deferrals, as defined in Section 402(g)(3) of the Code, made under such other arrangement(s) and this Plan cumulatively exceed the dollar limit under Section 3.4(a) (Section 402(g) Limit on Compensation Deferral Contributions — Compensation Deferral Contributions Dollar Limitation) and Section 3.4(b) (Section 402(g) Limit on Compensation Deferral Contributions — Catch-up Contribution Dollar Limitation) (if applicable) for such Participant’s taxable year, the Participant may, not later than March 1 following the close of his taxable year, notify the Committee in writing of such excess and request that the Compensation Deferral Contributions made on his behalf under this Plan be reduced by an amount specified by the Participant.  The Committee may then determine to distribute such excess in the same manner as provided in Section 3.4(c) (Section 402(g) Limit on Compensation Deferral Contributions — Excess Compensation Deferral Contributions).

3.5                               SECTION 401(k) LIMITATIONS ON COMPENSATION DEFERRAL CONTRIBUTIONS.

(a)                                 General Rule.

(1)                                 The Committee will estimate, as soon as practical before the close of the Plan Year and at such other times as the Committee in its discretion determines, the extent, if any, to which Compensation Deferral Contributions may not be available to any Participant or class of Participants under Section 401(k) of the Code.  In accordance with any such estimate, the Committee may modify the limits in Section 3.1(a)(1) (Company Contributions — Compensation Deferral Contributions — Election), or set initial or interim limits, for Compensation Deferral Contributions relating to any Participant or class of Participants.  These rules may include provisions authorizing the suspension or reduction of Compensation Deferral

Contributions above a specified dollar amount or percentage of Compensation (as defined for purposes of Section 3.1 (Company Contributions)).

(2)                                 For each Plan Year, an actual deferral percentage will be determined for each Participant equal to the ratio of the total amount of the Participant’s Compensation Deferral Contributions allocated under Section 3.1(a)(1) (Company Contributions — Compensation Deferral Contributions — Election) for the Plan Year divided by the Participant’s Compensation in the Plan Year.  For purposes of this Section 3.5, the Company, in its sole discretion, may treat all or any part of its Company Matching Contributions as Compensation Deferral Contributions to the extent permitted by Treasury Regulations.  If the preceding sentence is applied, Company Matching Contributions (together with any gains or losses attributable to such amounts) must be non-forfeitable and subject to the provisions of the Plan pertaining to distributions of amounts from Before-Tax Compensation Deferral Contributions Accounts and Roth Compensation Deferral Contributions Accounts (other than for hardships), and must be accounted for separately to the extent required by Treasury Regulations.  An Employee’s Compensation taken into account for this purpose shall be limited to Compensation received during the Plan Year while the Employee is a Participant.  Except as otherwise provided in this Section 3.5, with respect to Participants who have made no Compensation Deferral Contributions under this Plan, such actual deferral percentage will be zero.  For purposes of this Section 3.5, the term “Participant” includes any Eligible Employee who is otherwise eligible to participate in the Plan in accordance with Section 2.1 (Requirements for Participation) but who has not elected to make Compensation Deferral Contributions under the Plan.

(b)                                 Actual Deferral Percentage Limitation.  The average of the actual deferral percentages for Highly Compensated Employees (“High Average”) for the current Plan Year when compared with the average of the actual deferral percentages for non-Highly Compensated Employees (“Low Average”) for the current Plan Year in the Plan Year must meet one of the following requirements:

(1)                                 The High Average is no greater than 1.25 times either the Low Average; or

(2)                                 The High Average is no greater than two times the Low Average, and the High Average is no greater than the Low Average plus two percentage points.

(c)                                  Distribution of Excess Compensation Deferral Contributions.  If, at the end of a Plan Year, a Participant or class of Participants has excess Compensation Deferral Contributions, then the Committee may elect, at its discretion, to pursue any of the following courses of action or any combination thereof:

(1)                                 Excess Compensation Deferral Contributions, and any earnings attributable thereto (determined under one of the methods permitted by applicable Treasury Regulations) (for Plan Years beginning on or after January 1, 2008 “earnings attributable thereto” shall include only earnings and losses allocable to such contributions through the end of the Plan Year and shall not include the allocable gain or loss for the gap period), may be distributed to the Participant within the two and one-half month period following the close of the Plan Year to which the excess Compensation Deferral Contributions relate to the extent feasible, but in all events no later than 12 months after the close of such Plan Year.  Any such excess Compensation Deferrals distributed from the Plan with respect to a Participant for a Plan Year shall be reduced by any amount previously distributed to such Participant under Section 3.4(c) (Section 402(g) Limit on Compensation Deferral Contributions — Excess Compensation Deferral Contributions) for the Participant’s taxable year ending with or within such Plan Year.  If, for a Plan Year, a Highly Compensated Employee has made both Before-Tax Compensation Deferral Contributions and Roth Compensation Deferral Contributions, the Highly Compensated Employee may designate the extent to which the excess amount is composed of Before-Tax Compensation Deferral Contributions and Roth Compensation Deferral Contributions but only to the extent such types of deferrals were made for the Plan Year.  If the Highly Compensated Employee does not designate which type of Compensation Deferral Contributions is to be distributed, the Plan will distribute Before-Tax Compensation Deferral Contributions first.

(2)                                 The Company, in its discretion, may make a contribution to the Plan, which will be allocated among the Accounts of all Participants, or only those who are non-Highly Compensated Employees (as determined by the Company) who have met the requirements of Section 2.1 (Requirements for Participation).  The Company, in its discretion, may make a contribution to the Plan, which will be allocated as a fixed dollar amount among the Accounts of some or all non-Highly Compensated Employees (as determined by the Company) who have met the requirements of Section 2.1 (Requirements for Participation).  Such contributions will be allocated by using a ratio method where each Participant receives an amount in a ratio represented by his Compensation for the Plan Year as it bears to the total Compensation of all such Participants for the Plan Year, as required to satisfy the tests.  Such contributions shall be fully (100%) vested at all times, and shall be subject to the withdrawal restrictions which are applicable to Compensation Deferrals (other than for hardships).  Such contributions shall be considered “Qualified Non-Elective Contributions’ under applicable Treasury Regulations.  Effective for Plan Years beginning on or after January 1, 2006, all such Qualified Nonelective Contributions must satisfy the requirements specified in Treasury Regulation Section 1.401(k)-2(a)(6).  Notwithstanding the foregoing, in the event that the Company makes Qualified Non-Elective Contributions to the Plan for any given Plan Year, the Company, in its discretion, may elect to allocate such contributions to any or all Participants for that Plan Year by any other method allowed under applicable Treasury Regulations.

(d)                                 Calculation of Excess Compensation Deferral Contributions.  Excess Compensation Deferral Contributions for Plan Years beginning on or after January 1, 2006 shall be determined by the Committee in accordance with this Section 3.5(d).

The Committee shall calculate a tentative reduction amount to the Compensation Deferral Contributions (including any Company Matching Contributions or Qualified Non-Elective Contributions) made during the Plan Year to the Plan or to any other qualified cash or deferred arrangement sponsored by the Company that are taken into account in computing the Highly Compensated Employee’s deferral percentage under the Plan by the Highly Compensated Employee(s) with the highest actual deferral percentage equal to the amount which, if it were actually reduced, would enable the Plan to meet the limits in Section 3.5(b) (Section 401(k) Limitations on Compensation Deferral Contributions — Actual Deferral Percentage Limitation), or to cause the actual deferral percentage of such Highly Compensated Employee(s) to equal the actual deferral percentage of the Highly Compensated Employee(s) with the next-highest actual deferral percentage, and the process shall be repeated until the limits in Section 3.5(b) (Section 401(k) Limitations on Compensation Deferral Contributions — Actual Deferral Percentage Limitation) are satisfied.

The aggregate amount of the tentative reduction amounts in the preceding sentence shall constitute “Refundable Contributions.”  The entire aggregate amount of the Refundable Contributions shall be refunded to Highly Compensated Employees (as set forth in Section 3.5(c)(1) (Section 401(k) Limitations on Compensation Deferral Contributions — Distribution of Excess Compensation Deferral Contributions)).  The amount to be refunded to each Highly Compensated Employee (which shall constitute his excess Compensation Deferral Contributions) shall be determined as follows:  (1) the Compensation Deferral Contributions of the Highly Compensated Employee(s) with the highest dollar amount of Compensation Deferral Contributions shall be refunded to the extent that there are Refundable Contributions or to the extent necessary to cause the dollar amount of Compensation Deferral Contributions of such Highly Compensated Employee(s) to equal the dollar amount of Compensation Deferral Contributions of the Highly Compensated Employee(s) with the next-highest Compensation Deferral Contributions, and (2) the process in the foregoing clause shall be repeated until the total amount of Compensation Deferral Contributions refunded equals the total amount of Refundable Contributions. In addition, the amount of Refundable Contributions distributed for a Plan Year with respect to any Highly Compensated Employee must not exceed the amount of Compensation Deferral Contributions actually contributed to the Plan on behalf of such Highly Compensated Employee for the Plan Year.

The Committee will not be liable to any Participant (or his Beneficiary, if applicable) for any losses caused by inaccurately estimating or calculating the amount of any Participant’s excess Compensation Deferral Contributions and earnings attributable to the Compensation Deferral Contributions.

(e)                                  Annual Additions.  If the Committee determines that an amount to be deferred pursuant to the election provided in Section 2.4(b)(1)(iii) (Enrollment Election — Enrollment Form — Contents) would cause Company contributions under this and any other tax-qualified retirement plan maintained by the Company or a Related Company to exceed the maximum Annual Addition determined in accordance with Article X (Limitation on Annual Additions), the Committee may treat such amount in accordance with the rules in Section 3.5(c)(2) (Section 401(k) Limitations on Compensation Deferral Contributions — Distribution of Excess Compensation Deferral Contributions).

(f)                                   Special Rules.  For purposes of performing the tests described in this Section 3.5:

(1)                                 If, for purposes of meeting the requirements of Sections 401(a)(4) and 410(b) of the Code (other than Section 410(b)(2)(A)(ii) of the Code), this Plan is aggregated with any other plan(s) of the Company containing a cash or deferred arrangement, then all elective contributions subject to Section 401(k) of the Code that are made under this Plan and such other plan(s) shall be treated as having been made under one plan.  Notwithstanding the foregoing, effective for Plan Years beginning on or after January 1, 2006, this Plan may be aggregated with an employee stock ownership plan (even though such plans are mandatorily disaggregated for purposes for satisfying the requirements of Section 410(b) of the Code);

provided that the employee stock ownership plan has the same Plan Year and employs the same actual deferral percentage testing method as this Plan; and

(2)                                 For Plan Years beginning on or after January 1, 2006, if any Highly Compensated Employee under this Plan participates in any other plan(s) of the Company containing a cash or deferred arrangement, then all elective contributions subject to Section 401(k) of the Code that are made by such Highly Compensated Employee under this Plan and such other plan(s) during the Plan Year (without regard to the plan years of the other plans) shall be treated as having been made under one plan.  For Plan Years beginning before January 1, 2006, all such contributions made to plans with plan years ending with or within the same calendar year were treated as having been made under one plan.

(3)                                 Compensation Deferral Contributions shall be taken into account under this Section 3.5 for a Plan Year only if the Compensation Deferral Contributions relate to Compensation that either (i) would have been received by the Participant in that Plan Year but for the Participant’s Compensation Deferral Contribution election under the Plan, or (ii) is attributable to services performed by the Participant in that Plan Year and, but for the Participant’s Compensation Deferral Contribution election under the Plan, would have been received by the Participant within two and one-half months after the end of that Plan Year. Furthermore, a Compensation Deferral Contribution shall be taken into account under this Section 3.5 for a Plan Year only if the Compensation Deferral Contribution is allocated to the Participant’s Before-Tax Compensation Deferral Contributions Account or Roth Compensation Deferral Contributions Account as of a date within that Plan Year.  For purposes of the preceding sentence, a Compensation Deferral Contribution is considered allocated as of a date within a Plan Year only if (i) the allocation is not contingent upon the Participant’s participation in the Plan or performance of services on any date subsequent to that date, and (ii) the Compensation Deferral Contribution is actually contributed to the Trust Fund no later than the end of the 12-month period immediately following the Plan Year to which the Compensation Deferral Contribution relates.

(4)                                 Contributions made pursuant to USERRA will not be taken into account under the actual deferral percentage test for the Plan Year for which the contributions are made, or for any other Plan Year.

3.6                               SECTION 401(m) LIMITATIONS ON AFTER-TAX EMPLOYEE CONTRIBUTIONS AND COMPANY MATCHING CONTRIBUTIONS.

(a)                                 General Rule.

(1)                                 The Committee will estimate, as soon as practical, before the close of the Plan Year and at such other times as the Committee in its discretion determines,  the extent, if any, to which after-tax employee contributions, if any, and/or Company Matching Contributions may not be available to any Participant or class of Participants under Section 401(m) of the Code.  In accordance with any such estimate, the Committee may modify the limits and/or percentages in Section 3.1(b) (Company Contributions — Company Matching Contributions) or set initial or interim limits or percentages, for after-tax employee contributions, if any, and/or Company Matching Contributions relating to any Participant or class of Participants.  After determining the amount of excess Compensation Deferral

Contributions, if any, under Section 3.5 (Section 401(k) Limitations on Compensation Deferral Contributions), the Committee shall determine the aggregate contribution percentage under Section 3.6(b) (Section 401(m) Limitations on After-Tax Employee Contributions and Company Matching Contributions — Actual Contribution Percentage Limitation).

(2)                                 For each Plan Year, a contribution percentage will be determined for each Participant equal to the ratio of the total amount of the Participant’s after-tax employee contributions and Company Matching Contributions allocated under Section 3.1(b) (Company Contributions — Company Matching Contributions) for the Plan Year in which such excess Compensation Deferral Contributions would be included in the gross income of the Participant divided by the Participant’s Compensation in the Plan Year.  For purposes of this Section 3.6, the Company, in its sole discretion, may treat all or any part of its Compensation Deferral Contributions as Company Matching Contributions to the extent permitted by Treasury Regulations.  If Compensation Deferral Contributions are treated as Company Matching Contributions, the Plan must satisfy Section 3.5(a)(2) (Section 401(k) Limitations on Compensation Deferral Contributions — General Rule) both by counting such amounts as Compensation Deferral Contributions and by excluding such amounts as Compensation Deferral Contributions.  Furthermore, any Company Matching Contributions treated as Compensation Deferral Contributions under Section 3.5(a)(2) (Section 401(k) Limitations on Compensation Deferral Contributions — General Rule) shall not be used to satisfy the requirements of this Section 3.6(a)(2), except as otherwise permitted by the Code or Treasury Regulations.  An Employee’s Compensation taken into account for this purpose shall be limited to Compensation received during the Plan Year while the Employee is a Participant.  Except as otherwise provided in this Section 3.6(b), with respect to Participants who have no after-tax employee contributions and for whom there were no Company Matching Contributions under the Plan, such contribution percentage will be zero.  For purposes of this Section 3.6, the term “Participant” includes any Eligible Employee who is otherwise eligible to participate in the Plan in accordance with Section 2.1 (Requirements for Participation) but who has not elected to make Compensation Deferral Contributions under the Plan.

(b)                                 Actual Contribution Percentage Limitation.  The average of the actual contribution percentages for Highly Compensated Employees (“High Average”) for the current Plan Year when compared with the average of the actual contribution percentages for non-Highly Compensated Employees (“Low Average”) for the current Plan Year in the Plan Year must meet one of the following requirements:

(1)                                 The High Average is no greater than 1.25 times the Low Average; or

(2)                                 The High Average is no greater than two times the Low Average, and the High Average is no greater than the Low Average plus two percentage points.

(c)                                  Distribution of Excess Company Contributions.  If, at the end of a Plan Year, a Participant or a class of Participants has excess contributions, then the Committee shall treat such contributions as provided below:

(1)                                 Excess Company Matching Contributions and any earnings attributable thereto (for Plan Years beginning on or after January 1, 2008 “earnings attributable thereto” shall include only earnings and losses allocable to such contributions through the end of the

Plan Year and shall not include the allocable gain or loss for the gap period) attributable to excess Compensation Deferral Contributions under Section 3.4 (Section 402(g) Limit on Compensation Deferral Contributions) or Section 3.5 (Section 401(k) Limitations on Compensation Deferral Contributions) or attributable to excess after-tax employee contributions will be forfeited.  Forfeitures made pursuant to this Section 3.6(c)(1) will be used as provided in Section 3.6(c)(5) (Section 401(m) Limitations on After-Tax Employee Contributions and Company Matching Contributions — Distribution of Excess Company Contributions).

(2)                                 Excess Company Matching Contributions (and any earnings attributable thereto through the end of the Plan Year) attributable to a failure to pass the actual contribution percentage test as described in this Section 3.6 that are not vested will be forfeited.  Forfeitures made pursuant to this Section 3.6(c)(2) will be used as provided in Section 3.6(c)(5) (Section 401(m) Limitations on After-Tax Employee Contributions and Company Matching Contributions — Distribution of Excess Company Contributions).

(3)                                 Excess Company Matching Contributions, and any earnings attributable thereto (determined under one of the methods permitted by applicable Treasury Regulations) (for Plan Years beginning on or after January 1, 2008 “earnings attributable thereto” shall include only earnings and losses allocable to such contributions through the end of the Plan Year and shall not include the allocable gain or loss for the gap period), attributable to a failure to pass the ACP test as described in this Section 3.6 that are vested will be distributed to the Participant within the two and one-half month period following the close of the Plan Year to the extent feasible, and in all events no later than 12 months after the close of Plan Year.

(4)                                 Notwithstanding the foregoing, the conditions in this Section 3.6(c)(4) must be met if there are Company Matching Contributions allocated to a Participant which are attributable to excess Compensation Deferral Contributions under Section 3.4 (Section 402(g) Limit on Compensation Deferral Contributions) or Section 3.5 (Section 401(k) Limitations on Compensation Deferral Contributions) or excess after-tax employee contributions.  In addition, Company Matching Contributions remaining in the Plan allocated to the Participant after satisfying this Section 3.6 cannot exceed the amount which may be allocated under Section 3.1(b) (Company Contributions — Company Matching Contributions) when taking into account only those Compensation Deferral Contributions and after-tax employee contributions remaining in the Plan after satisfying Section 3.4 (Section 402(g) Limit on Compensation Deferral Contributions), Section 3.5 (Section 401(k) Limitations on Compensation Deferral Contributions) and Section 3.6 (Section 401(m) Limitations on After-Tax Employee Contributions and Company Matching Contributions).  Any such excess Company Matching Contributions (and earnings attributable thereto) must be forfeited or distributed pursuant to paragraphs (1), (2) or (3) above.

(5)                                 Any forfeiture made pursuant to paragraphs (1) or (2) above, shall first be used to pay administrative expenses as provided in Section 6.7(a) (Compensation, Indemnity and Liability).  If any forfeitures remain after paying administrative expenses, such forfeitures shall then be used to reduce Company Matching Contributions due from the Company under Section 3.1(b) (Company Contributions — Company Matching Contributions) for the year in which the forfeiture occurred or the following year.

(d)                                 Calculation of Excess Contributions.  Excess after-tax employee contributions and/or Company Matching Contributions for Plan Years beginning on or after January 1, 2006 shall be determined by the Committee in accordance with this Section 3.6(d) (Section 401(m) Limitations on After-Tax Employee Contributions and Company Matching Contributions — Calculation of Excess Contributions).  The Committee shall calculate a tentative reduction amount to the after-tax employee contributions and/or Company Matching Contributions made during the Plan Year to the Plan or to any other qualified cash or deferred arrangement sponsored by the Company with respect to the Highly Compensated Employee(s) with the highest contribution percentage equal to the amount which, if it were actually reduced, would enable the Plan to meet the limits in Section 3.6(b) (Section 401(m) Limitations on After-Tax Employee Contributions and Company Matching Contributions — Actual Contribution Percentage Limitation), or to cause the actual contribution percentage of such Highly Compensated Employee(s) to equal the actual contribution percentage of the Highly Compensated Employee(s) with the next-highest actual contribution percentage, and the process shall be repeated until the limits in Section 3.6(b) (Section 401(m) Limitations on After-Tax Employee Contributions and Company Matching Contributions — Actual Contribution Percentage Limitation) are satisfied.  The aggregate amount of the tentative reduction amounts in the preceding sentence shall constitute “Refundable Company Contributions.”  The entire aggregate amount of the Refundable Company Contributions shall be refunded to Highly Compensated Employees.  The amount to be refunded to each Highly Compensated Employee (which shall constitute his excess after-tax employee contributions and/or Company Matching Contributions) shall be determined as follows:  (1) the after-tax employee contributions and/or Company Matching Contributions made with respect to the Highly Compensated Employee(s) with the highest dollar amount of after-tax employee contributions and/or Company Matching Contributions shall be refunded to the extent that there are Refundable Company Contributions or to the extent necessary to cause the dollar amount of after-tax employee contributions and/or Company Matching Contributions of such Highly Compensated Employee(s) to equal the dollar amount of after-tax employee contributions and/or Company Matching Contributions made with respect to the Highly Compensated Employee(s) with the next-highest after-tax employee contributions and/or Company Matching Contributions, and (2) the process in the foregoing clause shall be repeated until the total amount of after-tax employee contributions and/or Company Matching Contributions refunded equals the total amount of Refundable Company Contributions.  In addition, the amount of excess contributions distributed for a Plan Year with respect to any Highly Compensated Employee must not exceed the amount of Company Matching Contributions and after-tax contributions actually contributed to the Plan on behalf of such Highly Compensated Employee for the Plan Year.  The Committee will not be liable to any Participant (or his Beneficiary, if applicable) for any losses caused by inaccurately estimating or calculating the amount of any Participant’s excess contributions and earnings attributable to the contributions.

(e)                                  Elimination of Multiple Use Test.  The multiple use test described in Treasury Regulation Section 1.401(m)-2 shall not apply for Plan Years beginning after December 31, 2001.

(f)                                   Special Rules.  For purposes of performing the tests described in this Section 3.6:

(1)                                 If, for purposes of meeting the requirements of Section 410(b) of the Code (other than Section 410(b)(2)(A)(ii) of the Code), this Plan is aggregated with any other plan(s) of the Company which provide for employer matching and/or employee after-tax contributions, then all contributions subject to Section 401(m) of the Code that are made under this Plan and such other plan(s) shall be treated as having been made under one plan.  Notwithstanding the foregoing, effective for Plan Years beginning on or after January 1, 2006, this Plan may be aggregated with an employee stock ownership plan (even though such plans are mandatorily disaggregated for purposes of satisfying the requirements of Section 410(b) of the Code); provided that the employee stock ownership plan has the same Plan Year and employs the same actual contribution percentage testing method as this Plan; and

(2)                                 For Plan Years beginning on or after January 1, 2006, if any Highly Compensated Employee under this Plan participates in any other plan(s) of the Company which provide for employer matching and/or employee after-tax contributions, then all contributions subject to Section 401(m) of the Code that are made by such Highly Compensated Employee under this Plan and such other plan(s) during the Plan Year (without regard to the plan years of the other plans) shall be treated as having been made under one plan.  For Plan Years beginning before January 1, 2006, all such contributions made to plans ending with or within the same calendar year were treated as having been made under one plan.

(3)                                 Contributions made pursuant to USERRA will not be taken into account under the actual contribution percentage test for the Plan Year for which contributions are made, or for any other Plan Year.

(4)                                 An after-tax contribution by a Participant shall be taken into account under this Section 3.6 for the Plan Year in which the contribution is contributed to the Trust Fund.  For this purpose, a payment by a Participant to an agent of the Plan shall be treated as a contribution to the Trust Fund at the time of payment to the agent if the contribution is transmitted to the Trust Fund within a reasonable period of time after the payment to the agent.

(5)                                 A Company Matching Contribution shall be taken into account under this Section 3.6 for a Plan Year only if the Company Matching Contribution is allocated to a Participant’s Company Matching Contributions Account under the terms of the Plan as of any date within that Plan Year, is actually contributed to the Trust Fund no later than 12 months after the end of that Plan Year, and is made on behalf of a Participant on account of the Participant’s Compensation Deferral Contributions or after-tax contributions for that Plan Year.

(6)                                 Any Company Matching Contribution that is treated as a Compensation Deferral Contribution for purposes of Section 3.5 (Section 401(k) Limitations on Compensation Deferral Contributions) shall be subject to the requirements of Section 3.5 (Section 401(k) Limitations on Compensation Deferral Contributions) and shall not be taken into consideration for purposes of this Section 3.6.

3.7                               ROLLOVER CONTRIBUTIONS.

(a)                                 Contributions.  An Eligible Employee, regardless of whether he has satisfied the participation requirements of Section 2.1 (Requirements for Participation) or Section 2.3 (Participation and Reemployment), as applicable, who has received an Eligible Rollover Distribution (as defined in Section 5.3(f)(2) (Distribution of Benefits — Direct Rollovers —

Eligible Rollover Distribution)) may, in accordance with procedures approved by the Committee, make a rollover contribution of the distribution received from the other plan to the Trust Fund; provided that the distribution is eligible for rollover treatment and exclusion from the gross income of the Participant in accordance with Section 402(c) of the Code.  Any rollover contribution must be made in cash.

(b)                                 Direct and Indirect Rollovers from Other Plans.  The Plan will accept rollover contributions and/or direct rollovers of distributions made after December 31, 2001, from (1) a qualified plan described in Section 401(a) or 403(a) of the Code; (2) an annuity contract described in Section 403(b) of the Code; and (3) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.  Effective July 1, 2013, the Plan will accept a Rollover Contribution to a Roth Compensation Deferral Contributions Account only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Section 402A(e)(1) of the Code and only to the extent the rollover is permitted under the rules of Section 402(c) of the Code.  Notwithstanding the above, Participants represented by the Union are not permitted to make Rollover Contribution to a Roth Compensation Deferral Contributions Account, unless the Participant is a member of a group of Employees to whom Rollover Contributions to a Roth Compensation Deferral Contributions Account have been extended by a collective bargaining agreement between the Company and its collective bargaining representative.  The Plan will not accept rollover contributions and/or direct rollovers of any after-tax contributions.

(c)                                  Indirect Rollovers from IRAs.  Further, the Plan will not accept a rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income, except that the Plan will accept a rollover contribution of the portion of a distribution from an individual retirement account described in Section 408(a) of the Code that is a conduit IRA if the amount contributed by the Participant to such IRA would have initially been permitted to have been rolled over into the Plan had the Participant then been eligible to participate in the Plan and elected such a rollover.

(d)                                 Accounting and Distributions.  The Committee shall develop such procedures, and may require such information from an Employee desiring to make such a rollover contribution, as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this Section 3.7.  Upon approval by the Committee, the amount transferred shall be deposited in the Trust Fund and shall be credited to the Participant’s Rollover Account.  Such account shall be 100% vested in the Employee and shall share in income allocations as provided in the Plan, but shall not share in Company contribution allocations.  Upon termination of employment, the total amount of the Employee’s Rollover Account shall be distributed in accordance with Article V (Vesting, Withdrawals and Distributions).

(e)                                  Rollovers by Non-Participants.  Upon such rollover contribution by an Eligible Employee who has not yet completed the participation requirements of Section 2.1 Requirements for Participation) (or Section 2.3 (Participation and Reemployment), if the Eligible Employee had no other interest in the Plan on the date of his reemployment), his Rollover Account shall represent his sole interest in the Plan until he becomes a Participant.

(f)                                   Citizens Communications Company.  Each Participant who was an employee of Citizens Communications Company (“Citizens”) or a subsidiary immediately prior to the acquisition by UniSource of the Arizona gas and electric systems assets of Citizens (the “Acquisition”), and who became employed by UniSource or one of its subsidiaries in connection with the Acquisition (each a “Former Citizens Employee”) was allowed to rollover his account balance under the Citizens Communications Company 401(k) Savings Plan (“Citizens Plan”) to the Plan, subject to this Section 3.7.

ARTICLE IV
VALUATION OF FUNDS AND ALLOCATION TO ACCOUNTS

4.1                               ESTABLISHMENT OF ACCOUNTS.

The Committee shall open for each Participant a separate Before-Tax Compensation Deferral Contributions Account, Roth Compensation Deferral Contributions Account and Company Matching Contributions Account.  The Participant’s Before-Tax Compensation Deferral Contributions Account, Roth Compensation Deferral Contributions Account and Company Matching Contributions Account shall be credited with Before-Tax Compensation Deferral Contributions, Roth Compensation Deferral Contributions and Company Matching Contributions, respectively, pursuant to Section 3.1 (Company Contributions).  In addition, such Accounts will be appropriately credited with such Account’s share of the earnings or losses of the Fund into which it is contributed.

4.2                               INVESTMENT FUNDS; ACCOUNTS IN GENERAL.

(a)                                 Separate Funds shall be established and maintained under the Plan by the Committee.  The Committee may, in its discretion, terminate any Fund.  Pursuant to Section 6.3 (Rights and Duties), the Committee shall determine the number of Funds (which must total three or more) and the Committee or the Trustee, as applicable, shall determine the investments to be made under each Fund.  In addition to the required Funds, the Plan shall include the brokerage account maintained in accordance with Section 4.5 (Brokerage Account Provisions).

(b)                                 Pursuant to rules established by the Committee and subject to the provisions of this Section 4.2, each Participant shall have the right and obligation to designate in which of the Funds his Accounts will be invested, and to change such designation.  The designation shall be in a manner and on such forms as are established by the Committee, or pursuant to such other methods authorized by the Committee (including electronic media in accordance with Section 6.10 (Electronic Administration)).  Unless otherwise provided by the Committee, investment elections must be in 1% increments.  If any Participant fails to designate the Fund or Funds in which his Accounts shall be invested, the Participant shall be deemed to have elected to invest all of his Accounts in the “default” Funds or Funds determined by the Committee as announced to Participants.  Participant loans made pursuant to Section 5.6 (Loans to Participants) shall not be included in any of the Funds.  Instead, for any Participant who takes such a loan, the loan shall be considered an investment of his Account(s).  Such Participant’s Account(s) shall be credited with the investment gain or loss attributable to such loan.  The Committee may establish any other rules, regulations and procedures regarding the Funds as it deems appropriate in its sole discretion.

(c)                                  The Committee may notify each Participant of the status of his Account(s) as of the date or dates chosen by the Committee.  Such notification shall not vest in any Participant any right, title or interest in the Trust Fund, except to the extent, at the time or times, and upon the terms and conditions set forth herein.  Neither the Company, the Trustee, nor the Committee to any extent warrants, guarantees or represents that the value of any Participant’s Accounts at any time will equal or exceed the amount previously allocated or contributed thereto.

4.3                               ERISA SECTION 404(c).

(a)                                 This Plan is intended to constitute a plan described in Section 404(c) of ERISA, and the regulations thereunder.  As a result, with respect to elections described in this Plan and any other exercise of control by a Participant or his Beneficiary over assets in the Participant’s Accounts, such Participant or Beneficiary shall be solely responsible for such actions and neither the Trustee, the Committee, the Company, the Board nor any other person or entity which is otherwise a Fiduciary of the Plan shall be liable for any loss or liability which results from such Participant’s or Beneficiary’s exercise of control.

(b)                                 The Committee shall provide to each Participant or his Beneficiary the information described in Department of Labor Regulation Section 2550.404c-1(b)(2)(i)(B)(1).  Upon request by a Participant or his Beneficiary, the Committee shall provide the information described in Department of Labor Regulation Section 2550.404c-1(b)(2)(i)(B)(2).

(c)                                  The Committee may take such other actions or implement such other procedures as it deems necessary or desirable in order that the Plan comply with Section 404(c) of ERISA.

4.4                               PUBLICLY TRADED EMPLOYER SECURITIES — DIVERSIFICATION REQUIREMENTS.

In connection with the merger of UNS Energy Corporation and Fortis, Inc., effective at 4:00 p.m. Eastern Time on August 15, 2014 (the “Delist Date”), the UNS Stock Fund was liquidated.  The account of each Participant who had invested in the UNS Stock Fund was credited with cash in exchange for the Participant’s interest in the UNS Stock Fund.  Such cash then was invested in the appropriate Fidelity Freedom K Fund in accordance with the provisions of the Trust Agreement.

As indicated above, the Plan does not currently hold any publicly traded employer security.  The provisions of this Section apply only if the Plan holds any publicly traded employer security, except as described in Section 4.4(a).  For purposes of this Section, a publicly traded security is a security which is traded on a national securities exchange that is registered under Section 6 of the Securities Exchange Act of 1935 or which is traded on a foreign national securities exchange that is officially recognized, sanctioned, or supervised by a governmental authority and the security is deemed by the Securities and Exchange Commission as having a “ready market” under SEC Rule 15c3-1 (17 CFR 240.15c3).

(a)                                 If the Company or any member of a controlled group of corporations (as described in Treasury Regulations Section 1.401(a)(35)-1(f)(2)(iv)(A)) which includes the Company, has issued a class of stock which is a publicly traded employer security, and the Plan holds employer securities which are not publicly traded employer securities, then the Plan shall be treated as holding publicly traded employer securities.

(b)                                 With respect to a Participant (including for purposes of this Section an alternate payee who has an account under the Plan or a deceased Participant’s Beneficiary), if any portion of the Participant’s Accounts under the Plan attributable to Before-Tax Compensation Deferral Contributions (as described in Section 402(g)(3)(A) of the Code), employee contributions, or rollover contributions is invested in publicly traded employer securities, then the Participant must be offered the opportunity to elect to divest those employer securities and reinvest an equivalent amount in other investment options as described in Section 4.4(d) below.

(c)                                  With respect to a Participant who has completed at least three years of vesting service (including for purposes of this Section an alternate payee who has an account under the Plan with respect to such Participant or a deceased Participant’s Beneficiary), if a portion of the Participant’s Accounts attributable to employer nonelective contributions is invested in publicly traded employer securities, then the Participant must be offered the opportunity to elect to divest those employer securities and reinvest an equivalent amount in other investment options as described in Section 4.4(d) below.

(d)                                 At least three investment options (other than employer securities) must be offered to Participants described in Section 4.4(b) and Section 4.4(c).  Each investment option must be diversified and have materially different risk and return characteristics. Periodic reasonable divestment and reinvestment opportunities must be provided at least quarterly.  Except as provided in Sections 1.401(a)(35)-1(e)(2) and (3) of the Treasury Regulations, restrictions (either direct or indirect) or conditions will not be imposed on the investment of publicly traded employer securities if such restrictions or conditions are not imposed on the investment of other plan assets.

4.5                               BROKERAGE ACCOUNT PROVISIONS.

Through the Fund designated as a brokerage account, Participants may invest their Accounts in any mutual funds or other investments available therein.

4.6                               VALUATION OF ACCOUNTS.

(a)                                 The value of the Accounts invested in the Funds shall be established on each business day by the Trustee based on the fair market value of each applicable Fund as of that day, and investment gains and losses shall be allocated to such Accounts according to the investment elections of Participants.

(b)                                 Notwithstanding anything to the contrary herein, if the Committee determines that an alternative method of allocating earnings and losses would better serve the interests of Participants and Beneficiaries or could be more readily implemented, the Committee may substitute such alternative; provided that any such alternative method must result in Plan earnings being allocated on the general basis of Account balances and based on the fair market value of each applicable Fund as of the relevant date.

ARTICLE V
VESTING, WITHDRAWALS AND DISTRIBUTIONS

5.1                               VESTING.

(a)                                 Full Vesting.  A Participant shall at all times be 100% vested in his Accounts.

(b)                                 Service With Citizens Communications.  Each “Former Citizens Employee” (as defined in Section 3.7(f) (Rollover Contributions — Citizens Communications Company)) shall be credited with years of service under this Plan in an amount equal to such employee’s period of employment with Citizens or one of its subsidiaries prior to the Acquisition and credited as service under the Citizens Plan (as defined in Section 3.7(f) (Rollover Contributions — Citizens Communications Company)) immediately prior to the time of the Acquisition.

5.2                               WITHDRAWALS FROM THE PLAN.

(a)                                 General Rule.  A Participant may, upon written request to the Committee, at least ten days prior to the end of the calendar month for which the request is to be effective, withdraw all or a portion of the amounts credited to his Accounts subject to the following rules:

(b)                                 Withdrawal at Age 59½.  A Participant may withdraw all or any portion of the Participant’s Before-Tax Compensation Deferral Contributions Account, Roth Compensation Deferral Contributions  Account or Company Matching Contributions Account once each Plan Year beginning with the earlier of (1) the Plan Year in which the Participant attains age 59½ or (2) effective August 5, 2002, the Participant’s Break in Employment, provided that the Participant is not an Employee.

(c)                                  Hardship Distributions.

(1)                                 General Rule.  Subject to guidelines promulgated by the Committee and the approval of the third party administrator, a Participant may withdraw all or part of the Compensation Deferral Contributions in his Before-Tax Compensation Deferral Contributions Account or Roth Compensation Deferral Contributions Account (excluding income credited to his Before-Tax Compensation Deferral Contributions Account or Roth Compensation Deferral Contributions Account after December 31, 1988) after the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Company and upon certification of (i) an immediate and heavy financial need, (ii) the amount of such need, and (iii) the current unavailability of any other resources to the Participant (including distributions (other than hardship distributions) or nontaxable loans under any plan maintained by the Company).  The withdrawal may not be in excess of such immediate and heavy financial need (including amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution).  If the Participant has both a Before-Tax Compensation Deferral Contributions Account and a Roth Compensation Deferral Contributions Account, the withdrawal will be taken from the Before-Tax Compensation Deferral Contributions Account first.  No more than one withdrawal may be made in any Plan Year.  Certification shall be pursuant to such procedures as shall be established by the Committee in accordance with guidance promulgated by the Internal Revenue Service.

(2)                                 Immediate and Heavy Financial Need.  Situations of immediate and heavy financial need shall be limited to:

(i)                                    uninsured medical expenses previously incurred (or to be incurred) for medical care deductible under Section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(ii)                                the purchase (excluding mortgage payments) of a principal residence of the Participant;

(iii)                            the payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, or the Participant’s Spouse, children or dependents, as defined in Section 152 of the Code (determined without regard to subsections (b)(l), (b)(2) and (d)(1)(B) thereunder);

(iv)                             the need to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage of the Participant’s principal residence;

(v)                                 payments for burial or funeral expenses for the Participant’s deceased parent, Spouse, children or dependents (as defined in Section 152 of the Code, without regard to subsection (d)(1)(B) thereunder);

(vi)                             expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code, determined without regard to whether the loss exceeds 10% of adjusted gross income; and

(vii)                         any other deemed immediate and heavy financial needs identified by the Internal Revenue Service from time to time.

Effective January 1, 2010, situations of immediate and heavy financial need additionally include expenses described in clauses (i), (iii) and (v), above, with respect to a “Primary Beneficiary under the Plan.”  For this purpose, a “Primary Beneficiary under the Plan” is an individual who is a Beneficiary under Section 1.2(d) (Definitions — Beneficiary or Beneficiaries) or Section 2.6 (Designation of Beneficiary), and who has an unconditional right to all or a portion of the Participant’s Account under the Plan upon the death of the Participant.

(3)                                 Necessity.  The Participant’s request for a withdrawal shall include his written statement that the need cannot be relieved:  (i) through reimbursement or compensation by insurance or otherwise; (ii) by reasonable liquidation of the Participant’s assets, to the extent such liquidation would not itself cause immediate and heavy financial need; (iii) by cessation of Compensation Deferral Contributions under the Plan; or (iv) by all other currently available distributions (including distributions of ESOP dividends under Section 404(k) of the Code) or nontaxable loans currently available from plans maintained by the Company or a Related Company, even if the distributions and loans will not completely satisfy the immediate and heavy financial need, or by borrowing from commercial sources on reasonable commercial terms.

(4)                                 Restrictions on Future Contributions.  If a Participant makes a withdrawal from his Before-Tax Compensation Deferral Contributions Account or Roth Compensation Deferral Contributions  Account on account of an immediate and heavy financial need, the Participant’s Compensation Deferral Contributions, and all other contributions by the Participant to all other plans maintained by the Company or a Related Company (excluding mandatory employee contributions to a defined benefit plan), shall be automatically suspended until re-enrollment after a period of six months from the date of such withdrawal.  For purposes of the preceding sentence, a plan includes any qualified plan or nonqualified plan of deferred compensation and any stock purchase or stock option plan, but does not include cafeteria plans or any other health or welfare benefit plans.  In addition, for any taxable year immediately following the taxable year of such a withdrawal, the amount of Compensation Deferral Contributions (under the Plan or any other Plan maintained by the Company or a Related Company) made on the Participant’s behalf for such next taxable year shall not exceed the limit described in Section 3.4(a) (Section 402(g) Limit on Compensation Deferral Contributions — Compensation Deferral Contributions Dollar Limitation) and Section 3.4(b) (Section 402(g) Limit on Compensation Deferral Contributions — Catch-up Contribution Dollar Limitation), if applicable, as adjusted for such next taxable year, less the amount of the Participant’s Compensation Deferral Contributions for the taxable year of such withdrawal.

(d)                                 Withdrawal of Rollover Contributions.  A Participant may at any time, upon written request to the Committee, withdraw all or a part of his Rollover Account.

(e)                                  Time of Distribution of Withdrawals.  Amounts withdrawn hereunder shall be paid to the Participant within 90 days of the beginning of the calendar month for which the withdrawal is effective.

(f)                                   Application.  Application for withdrawals under this Section 5.2 shall be directed to the third party administrator and shall describe the hardship, as applicable, and the amount of funds that the Participant desires to withdraw.  The third party administrator shall, in its discretion, determine what amount of the Participant’s requested withdrawal may be withdrawn.

5.3                               DISTRIBUTION OF BENEFITS.

(a)                                 Break in Employment.  A Participant’s Accounts shall become distributable to him by reason of a Break in Employment.

(1)                                 Time of Distribution of Benefits.  Such distribution shall occur as soon as administratively practicable following the Participant’s Break in Employment, but not until after the last Company Matching Contribution made on behalf of such Participant is contributed in accordance with Section 3.2 (Payment).  Notwithstanding the foregoing, if the nonforfeitable balance of such Participant’s Accounts exceeds $1,000, such distribution shall be made only if the Participant consents to a distribution of the nonforfeitable balance in his Accounts in writing.  An explanation of the Participant’s right to defer distribution of the nonforfeitable balance of his Accounts shall be provided to the Participant no less than 30 days and no more than 180 days before the date such distribution is to be made or such other period as is permitted under such regulations as the Secretary of the Treasury may prescribe.  If the Participant whose nonforfeitable balance of his Accounts exceeds $1,000 does not consent to such a distribution (unless Treasury Regulations otherwise provide and the Committee adopts different rules), the distribution of the amounts payable shall be delayed until the earlier of (i) the time such consent is obtained from the Participant, (ii) the Participant dies, (iii) the amount becomes payable in accordance with Section 5.3(c) (Distribution of Benefits — Plan Cannot Delay Payment Beyond Certain Dates), or (iv) the amount becomes payable in accordance with Section 5.3(e) (Distribution of Benefits — Minimum Distribution Requirements); provided, however, with respect to any Participant who had a Break in Employment and attained age 65 before August 5, 2002, any of the Participant’s previously unpaid benefits automatically became payable when the Participant attained age 65.  If the nonforfeitable balance of a Participant’s Accounts distributable under this Section 5.3(a)(1) is a distribution to which Sections 401(a)(11) and 417 of the Code (relating to annuity requirements) do not apply, such distribution may commence less than 30 days after the notice described in this Section 5.3(a)(1) is given, provided that:  (i) the Committee clearly informs the Participant that the Participant has the right to a period of at least 30 days after receiving such notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (ii) the Participant, after receiving such notice, affirmatively elects an immediate distribution.

(2)                                 Distribution of Small Amounts.  Notwithstanding any provision of this Plan to the contrary, if the nonforfeitable balance of such Participant’s Accounts does not exceed $1,000, the Committee shall direct the payment of benefits in a single lump sum.  Prior hardship distributions are not included when determining whether a Participant’s Accounts exceed $1,000.  For purposes of determining whether the total amount distributable to the Participant from all of his Accounts exceeds $1,000, the portion of the Participant’s distribution attributable to any rollover contributions is included.  No distribution may be made pursuant to this Section 5.3(a)(2) after the Participant has begun receiving benefits hereunder unless the Participant (or where the Participant has died, his Spouse) consents in writing to the distribution.  All distributions pursuant to this Section 5.3(a)(2) may only be made after a Break in Employment.

(b)                                 Death Prior to Commencement of Benefits.  Notwithstanding Section 5.3(a) above, in the event of the death of a Participant prior to complete distribution of the Participant’s Accounts payments to the Participant’s Beneficiary shall be made in accordance with Section 5.3(e) (Distribution of Benefits — Minimum Distribution Requirements).

(c)                                  Plan Cannot Delay Payment Beyond Certain Dates.  Unless a Participant elects (in such manner as may be prescribed by the Committee) otherwise, in no event shall the payment of a Participant’s benefits be made later than 60 days after the later of the end of the Plan Year in which: (i) the Participant attains age 65, (ii) the tenth anniversary of the Participant’s commencement of participation in the Plan occurs, or (iii) the Participant incurs a Break in Employment.  Failure of a Participant to consent to a distribution while a benefit is immediately distributable shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section 5.3(c).  Notwithstanding the foregoing, distributions must comply with the required minimum distribution rules described in Section 5.3(e) (Distribution of Benefits — Minimum Distribution Requirements).

(d)                                 Form of Distribution.  The amount distributable to a Participant upon his Break in Employment for a reason other than death, or the Beneficiary or Beneficiaries of a Participant who dies, shall be equal to the balance in his Accounts.  Except as provided in Section 5.3(e) (Distribution of Benefits — Minimum Distribution Requirements) below with respect to the required minimum distributions, benefits payable hereunder to a Participant or to a Beneficiary or Beneficiaries shall be paid in a lump sum.  Distribution of the Participant’s benefits will be made in-kind, subject to such limitations as may be prescribed by the Committee, or in cash.

(e)                                  Minimum Distribution Requirements.

(1)                                 General Rules.

(i)                                    Effective Date.  The provisions of this Section 5.3(e) will apply for purposes of determining required minimum distributions effective January 1, 2003.

(ii)                                Precedence.  The requirements of this Section 5.3(e) will take precedence over any inconsistent provisions of the Plan provided that this Section 5.3(e) shall not be considered to allow a Participant or Beneficiary to delay a distribution or elect an optional form of benefit not otherwise provided in the Plan.

(iii)                            Requirements of Treasury Regulations Incorporated.  All distributions required under this Section 5.3(e) will be determined and made in accordance with the minimum incidental benefit requirement of Section 401(a)(9)(G) of the Code.

(2)                                 Time and Manner of Distribution.

(i)                                    Required Beginning Date.  The Participant’s entire interest will be distributed or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(ii)                                Death of Participant Before Distributions Begin.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)                               Payments to Surviving Spouses.  If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, then, except as provided elsewhere in this Section 5.3(e), distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(B)                               Payments to Designated Beneficiaries Other Than Surviving Spouses.  If the Participant’s surviving Spouse is not the Participant’s sole designated Beneficiary, then, except as provided elsewhere in this Section 5.3(e), distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)                               No Designated Beneficiary.  If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)                               Death of Surviving Spouse Before Distributions Begin.  If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Section 5.3(e)(2)(ii)(D), other than Section 5.3(e)(2)(ii)(A) (Distribution of Benefits — Minimum Distribution Requirements — Time and Manner of Distribution — Death of Participant Before Distributions Begin — Payments to Surviving Spouses), will apply as if the surviving Spouse were the Participant.

For purposes of this Section 5.3(e)(2)(ii) and Section 5.3(e)(4) (Distribution of Benefits — Minimum Distribution Requirements — Required Minimum Distributions After Participant’s Death), unless Section 5.3(e)(2)(ii)(D) (Distribution of Benefits — Minimum Distribution Requirements — Time and Manner of Distribution — Death of Participant Before Distributions Begin — Death of Surviving Spouse Before Distributions) applies, distributions are considered to begin on the Participant’s Required Beginning Date.  If Section 5.3(e)(2)(ii)(D) (Distribution of Benefits — Minimum Distribution Requirements — Time and Manner of Distribution — Death of Participant Before Distributions Begin — Death of Surviving Spouse Before Distributions) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Section 5.3(e)(2)(ii)(A) (Distribution of Benefits — Minimum Distribution Requirements — Time and Manner of Distribution — Death of Participant Before Distributions Begin — Payments to Surviving Spouses).

(iii)                            Forms of Distribution.  Unless the Participant’s interest is distributed in the form of a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Section 5.3(e)(3) (Distribution of Benefits — Minimum Distribution Requirements — Required Minimum Distributions During Participant’s Lifetime) and Section 5.3(e)(4) (Distribution of Benefits — Minimum Distribution Requirements — Required Minimum Distributions After Participant’s Death).

(3)                                 Required Minimum Distributions During Participant’s Lifetime.

(i)                                    Amount of Required Minimum Distribution For Each Distribution Calendar Year.  During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A)                               the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulation Section 1.401(a)(9)-9, Q&A-2, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(B)                               if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulation Section 1.401(a)(9)-9, Q&A-3, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year.

(ii)                                Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death.  Required minimum distributions will be determined under this

Section 5.3(e)(3) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(4)                                 Required Minimum Distributions After Participant’s Death.

(i)                                    Death On or After Date Distributions Begin.

(A)                               Participant Survived by Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(1)                                 The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year,

(2)                                 If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year.  For distribution calendar years after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(3)                                 If the Participant’s surviving Spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B)                               No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)                                Death Before Date Distributions Begin.

(A)                               Participant Survived by Designated Beneficiary.  Except as provided elsewhere in this Section 5.3(e), if the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in Section 5.3(e)(4)(i)(A) (Distribution of Benefits — Minimum Distribution Requirements — Required Minimum Distributions After

Participant’s Death — Death On or After Date Distributions Begin — Participant Survived by Designated Beneficiary).

(B)                               No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)                               Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin.  If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section 5.3(e)(2)(ii)(A) (Distribution of Benefits — Minimum Distribution Requirements — Time and Manner of Distribution — Death of Participant Before Distributions Begin — Payments to Surviving Spouses), this Section 5.3(e)(4)(ii)(C) will apply as if the surviving Spouse were the Participant.

(5)                                 Temporary Waiver of Minimum Distribution Requirements.  Notwithstanding any other provision of this Section 5.3(e), a Participant or designated Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Section 401(a)(9)(H) of the Code (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (i) equal to the 2009 RMDs or (ii) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the Participant or designated Beneficiary chooses to receive such distributions.  Participants and designated beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence.  In addition, notwithstanding any other provision of this Section 5.3(e), and solely for purposes of applying the direct rollover provisions of the Plan, 2009 RMDs and Extended 2009 RMDs will be treated as Eligible Rollover Distributions.

(6)                                 Definitions.

(i)                                    Designated Beneficiary.  The individual who is designated as the Beneficiary under 2.6 (Designation of Beneficiary) is the designated Beneficiary under Section 401(a)(9) of the Code and Treasury Regulation Section 1.401(a)(9)-4, Q&A-4.

(ii)                                Distribution Calendar Year.  A calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date.  For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 5.3(e)(2) (Distribution of Benefits — Minimum Distribution Requirements — Time and Manner of Distribution).  The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the

Participant’s Required Beginning Date.  The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(iii)                            Life Expectancy.  Life expectancy as computed by use of the Single Life Table in Treasury Regulation Section 1.401(a)(9)-9, Q&A-1.

(iv)                             Participant’s Account Balance.  The account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (“valuation calendar year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.  The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(v)                                 Required Beginning Date.  The Required Beginning Date means April 1 of the calendar year following the later of (A) the calendar year in which the Participant turns 70½, or (B) the calendar year in which the Participant retires.  In the case of a Participant who is a Five Percent (5%) Owner with respect to the Plan ending in the calendar year in which the Participant turns 70½, the Required Beginning Date shall be April 1 of the calendar year following the calendar year in which the Participant turns 70½.

(vi)                             Five Percent Owner.  A Participant is treated as a Five Percent Owner for purposes of this Section 5.3(e) if such Participant is a five percent owner as defined in Section 416 of the Code at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70½.  Once distributions have begun to a Five Percent Owner under this Section 5.3(e), they must continue to be distributed, even if the Participant ceases to be a Five Percent Owner in a subsequent year.

(f)                                   Direct Rollovers.

(1)                                 General.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s (as defined below) election under this Section 5.3(f), if a Distributee will receive an Eligible Rollover Distribution of at least $200, the Distributee may elect, on a form, in a manner and at the time prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover; provided, however, that a Distributee may not elect to have an Eligible Rollover Distribution of less than $500 paid directly to an Eligible Retirement Plan unless the Distributee elects to have his entire Eligible Rollover Distribution paid directly to the Eligible Retirement Plan.

(2)                                 Eligible Rollover Distribution.  For purposes of this Section 5.3(f), an “Eligible Rollover Distribution” is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

(i)                                    any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the

Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more;

(ii)                                any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;

(iii)                            the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities);

(iv)                             hardship withdrawals from Before-Tax Compensation Deferral Contributions Accounts or Roth Compensation Deferral Contributions Accounts; and

(v)                                 any other type of distribution that the Internal Revenue Service announces (pursuant to regulation, notice or otherwise) is not an “eligible rollover distribution” under Section 402(c) of the Code.

Effective for taxable years beginning on or after January 1, 2007, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax Employee contributions which are not includible in gross income.  However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, a Roth individual retirement account described in Section 408A of the Code, or a qualified plan or an annuity contract described in Section 401(a) or 403(b) of the Code, respectively, that agrees to separately account for amounts so transferred (and earnings thereon), including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(3)                                 Eligible Retirement Plan.  For purposes of this Section 5.3(f), an “Eligible Retirement Plan” is an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, a Roth individual retirement account or annuity described in Section 408A of the Code, an annuity plan described in Section 403(a) of the Code, a qualified trust described in Section 401(a) of the Code, or an annuity contract described in Section 403(b) of the Code, that accepts the Distributee’s Eligible Rollover Distribution.  The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.  If any portion of an Eligible Rollover Distribution is attributable to payments or distributions from a Participant’s Roth Compensation Deferral Contributions Account, an Eligible Retirement Plan with respect to such portion shall include only another designated Roth account of the individual whose account the payments or distributions were made, or a Roth IRA of such individual.

(4)                                 Distributee.  For purposes of this Section 5.3(f), a “Distributee” includes a Participant or former Participant.  In addition, the Participant’s or former Participant’s surviving Spouse and the Participant’s or former Participant’s Spouse or former

Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse.  For distributions occurring on or after January 1, 2008, a Distributee also includes the Participant’s or former Participant’s non-Spouse designated Beneficiary under Section 1.2(d) (Definitions — Beneficiary or Beneficiaries) and Section 2.6 (Designation of Beneficiary).  For this purpose, a “designated Beneficiary” is an individual who is designated as a Beneficiary either by the terms of the Plan or by an affirmative election by the Participant specifying the Beneficiary.  In the case of a non-Spouse Beneficiary, the direct rollover may be made only to an individual retirement account or annuity described in Section 408(a) or Section 408(b) of the Code or a Roth individual retirement account or annuity described in Section 408A of the Code that is established on behalf of the non-Spouse designated Beneficiary and that will be treated as an inherited IRA pursuant to the provisions of Section 402(c)(11) of the Code.

(5)                                 Direct Rollover.  For purposes of this Section 5.3(f), a “Direct Rollover” is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(g)                                 Qualified Domestic Relations Orders.  Subject to the procedures established by the Committee, benefits may be paid from the nonforfeitable balance of a Participant’s Accounts in accordance with a qualified domestic relations order as defined in Section 414(p) of the Code without regard to whether the Participant has attained the “earliest retirement age,” as defined in Section 414(p) of the Code.

(h)                                 Distributions Pursuant to the HEART Act.  Effective January 1, 2009, notwithstanding any provision of the Plan to the contrary, for purposes of Section 401(k)(2)(B)(i)(I) of the Code and in accordance with the HEART Act, a Participant shall be treated as having incurred a Break in Employment during any period in which the Participant is on Military Leave for a period of more than 30 days.  If a Participant on active duty elects to receive a distribution by reason of such Break in Employment, the Participant shall not be permitted to make Compensation Deferral Contributions or Catch-up Contributions during the six-month period beginning on the date of the distribution.

5.4                               VALUATION OF ACCOUNTS ON WITHDRAWALS OR DISTRIBUTION.

For purposes of withdrawals in accordance with Section 5.2 (Withdrawals from the Plan) or distributions in accordance with Section 5.3 (Distribution of Benefits), the Accounts shall be valued as of the most recent date preceding such withdrawal or distribution as the Trustee can determine.

5.5                               INABILITY TO LOCATE PARTICIPANT.

In the case of any distribution of an Account under this Plan, if the Committee is unable to make such payment within three years after payment is due to a Participant or Beneficiary because it cannot locate such Participant or Beneficiary, the Committee shall direct that such amount shall be forfeited as of the end of the Quarter coincident with or next succeeding the expiration of the aforesaid time limit and used to pay administrative expenses as provided in Section 6.7(a) (Compensation, Indemnity and Liability).  If any forfeitures remain after paying administrative expenses, such forfeitures shall then be used to reduce Company Matching Contributions due from the Company under Section 3.1(b) (Company Contributions — Company

Matching Contributions) for the year in which the forfeiture occurred or the following year.  If, after such forfeiture, the Participant or Beneficiary later claims such benefit, such Account shall be reinstated from forfeitures under this Section 5.5 occurring during the Quarter in which such reinstatement occurs; provided that if such forfeitures are not sufficient to provide such reinstatement, an additional Company contribution shall be made for the Plan Year in which reinstatement occurs to cover such reinstatement.  Establishment of an Account through such reinstatement shall not be deemed an Annual Addition under Section 415 of the Code or Article X (Limitation on Annual Additions) of this Plan.

5.6                               LOANS TO PARTICIPANTS.

(a)                                 General Rule.  Each Participant shall have the right, subject to prior approval by the Committee, to borrow from his Accounts.  Application for a loan must be submitted by a Participant to the Committee on such form(s) as the Committee may require.  The Committee may require or permit loan applications by means of electronic media in accordance with Section 6.10 (Electronic Administration).  Approval shall be granted or denied as specified in Section 5.6(b) (Loans to Participants — Approval), on the terms specified in Section 5.6(c) (Loans to Participants — Additional Requirements).  The Committee may, in its discretion, pre-approve loans to Participants.  For purposes of this Section 5.6, but only to the extent required by Department of Labor Regulation Section 2550.408b-1, the term “Participant” shall only include (1) Employees, and (2) with respect to an individual who is a party in interest as defined in Section 3(14) of ERISA and has an interest in the Plan that is not contingent, any former Employee, Beneficiary or alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.

(b)                                 Approval.  The Committee shall grant any loan which meets each of the requirements of paragraphs (1), (2), and (3) below:

(1)                                 Amount.  The amount of the loan, when added to the outstanding balance of all other loans to the Participant from the Plan or any other qualified plan of the Company or any Related Company, shall not exceed the lesser of:

(i)                                    $50,000, reduced by the excess, if any, of a Participant’s highest outstanding balance of all loans from the Plan or any other qualified plan maintained by the Company or any Related Company during the preceding 12 months over the outstanding balance of such loans on the loan date.  Effective for loans made after January 1, 2004, a loan that is deemed distributed under Section 72(p) of the Code (including interest accruing thereafter) and has not been repaid (such as by Plan loan offset) is considered “outstanding” for purposes of the preceding sentence; or

(ii)                                50% of the value of the vested balance of the Participant’s Accounts established as of the date upon which the loan is made.

The loan shall be for at least $1,000.

(2)                                 Number of Loans.  No more than one loan may be outstanding to a Participant under the Plan at any time.

(3)                     Fees and Costs.  If so determined by the Committee, the Participant shall have paid a reasonable application fee in an amount determined by the Committee.  Participants may also be required to pay periodic (e.g., monthly or quarterly) loan administration fees.

(c)                                  Additional Requirements.  Each loan granted shall, by its terms, satisfy each of the following additional requirements:

(1)                     Repayment Period.  Each loan term must be for no more than five years, except that loans which are being used to purchase the principal residence of a Participant may, in the discretion of the Committee, have a term of up to 15 years for repayment.  If the Participant is on a leave of absence without pay and is unable to make repayments, then the Participant may, upon application to and approval by the Committee, defer repayments for the length of the leave of absence (not to exceed 12 months) and add the number of months so deferred to the term of the loan, in which case a new repayment schedule based on the extended term shall replace the initial repayment schedule on a prospective basis; provided, however, that such extended term shall not exceed 5 years or 15 years, as applicable.  Only one such deferral may be granted for any loan.  Further, repayments will be suspended as permitted under Section 414(u) of the Code.  Notwithstanding the above, if the leave of absence is due to the Participant’s service in the uniformed services, the latest permissible term of the loan (i.e., 5 years or 15 years) may be extended by the period of repayment suspension.

(2)                     Default.  Each loan must require substantially level amortization over the term of the loan, with payments not less frequently than monthly.  Loans shall be in default if all loan payments are not made for any three month period, unless the Participant is granted up to 12 months to defer repayments pursuant to Section 5.6(c)(1) (Loans to Participants — Additional Requirements — Repayment Period).  Notwithstanding the above, if the Participant fails for whatever reason to repay the full amount of the loan, including interest by the time set forth in the promissory note executed by the Participant in connection with the loan, the Committee may (i) immediately reduce the value of the Participant’s vested Accounts (other than the Participant’s Before-Tax Compensation Deferral Contributions Account, Roth Compensation Deferral Contributions Account and, as to Company Matching Contributions made after December 31, 2002 and earnings thereon, Company Matching Contributions Account) by the amount of unpaid principal and interest and/or (ii) at such time as a distribution is to be made with respect to the Participant’s Accounts reduce such distribution by the amount of the remaining unpaid principal and interest.

(3)                     Security.  Each loan must be adequately secured, with the security to consist of the balance of the Participant’s Accounts.

(i)                                    In the case of any Participant who is an active Employee, automatic payroll deductions shall be required as additional security.

(ii)                                The amount of the loan shall reduce the amount of the Participant’s Accounts invested in Funds; the Participant’s Fund(s) shall be reduced on a pro-rata basis.  However, the investment gain or loss attributable to the loan shall not be included in the calculation or allocation of the increase or decrease in fair market value of the Funds of the Plan pursuant to Article IV (Valuation of Funds and Allocation to Accounts).  Instead, the entire gain or loss attributable to the loan (including any gain or loss attributable to interest payments or default) shall be allocated to the Accounts of the Participant.

(iii)                            In the case of any other Participant, the outstanding loan balance may at no time exceed 50% of the outstanding balance of the Participant’s Accounts.  If such limit is at any time exceeded, or if the Participant fails to make timely repayment, the loan will be treated as in default and become immediately payable in full.

(iv)                             Effective for loans made on or after January 1, 2004, if a Participant loan goes into default and is not repaid (through a Plan loan offset or otherwise) then no future loans to the Participant will be treated as tax-free unless the loan satisfies the additional security requirements of Treasury Regulation Section 1.72(p)-1, Q&A-19(b)(2).

(4)                     Interest.  Each loan shall bear a reasonable fixed rate of interest, which rate shall be the prime rate (as determined by the Committee) as of the first business day of the month in which the loan is made (unless the loan is made on the first business day of a month, in which case the prime rate shall be the prime rate in effect for the immediately preceding month) plus 2%.  If at any time the Committee determines that such rate is no longer a reasonable rate of interest, a new rate of interest shall be determined by the Committee, which rate shall also be reasonable, and such new rate shall apply with respect to any new loans made under the Plan after the time of such determination.  The interest rate on a loan will be adjusted during a period of military service as required by applicable federal law.

(d)                                 Payment.  All loan payments shall be transmitted by the Company to the Trustee as soon as practicable but not later than the date of transmittal to the Trustee of Compensation Deferral Contributions withheld during the months in which such loan amounts were received or withheld.  Loans may be prepaid in full or in part at any time.  Any prepayment shall be paid directly to the Trustee in accordance with procedures adopted by the Committee.

(e)                                  Promissory Note.  Each loan shall be evidenced by a promissory note executed by the Participant and payable in full to the Trustee, not later than the earliest of (1) a fixed maturity date meeting the requirements of Section 5.6(c)(1) (Loans to Participants — Additional Requirements — Repayment Period), (2) the Participant’s death, (3) the termination of the Plan, or (4) except for parties in interest, as defined in Section 3(14) of ERISA, the Participant’s Break in Employment.  Such promissory note shall evidence such terms as are required by this Section 5.6.

(f)                                   Loan Policy.  The Committee shall have the power to modify the above rules or establish any additional rules with respect to loans extended pursuant to this Section 5.6.  Such rules may be included in a separate document or documents and shall be considered a part of this Plan; provided, each such rule and each loan shall be made only in accordance with applicable federal or state law and the regulations and rulings of the Internal Revenue Service and Department of Labor.  The Committee shall act in its sole discretion to ascertain whether the requirements of such laws, regulations and rulings and this Section 5.6 have been met.

ARTICLE VI
ADMINISTRATION

6.1                               THE COMMITTEE.

The Company shall create a Committee (herein referred to as the “Committee”), which Committee shall consist of three or more members, who shall be appointed by, and shall serve at the pleasure of, the Board of Directors.  A person so selected shall become a member of the Committee by filing a written notice of acceptance with the Board of Directors.  A member of the Committee may resign by delivering a written notice of resignation to the Board of Directors.  The Board of Directors may remove any member by delivering a certified copy of its resolution of removal to such member.  A resignation or removal shall be effective on the date specified.  The Trustee shall be promptly notified in writing of the original membership and of any change in the membership of the Committee, and of the Secretary and/or Assistant Secretary of the Committee authorized to give directions to the Trustee on behalf of the Committee, by the Secretary or the Assistant Secretary of the Company and shall be supplied with specimen signatures of each Committee member.  Such notifications shall be accompanied by certified copies of the resolution of the Board of Directors relating thereto.  Vacancies in the membership of the Committee shall be filled promptly by the Board of Directors.

6.2                               COMMITTEE ACTION.

(a)                                 The Committee shall choose a Secretary and/or an Assistant Secretary (either of whom is hereafter referred to as “Secretary”) who shall keep minutes of the Committee’s proceedings and all records and documents pertaining to the Committee’s administration of the Plan.  Any action of the Committee shall be taken pursuant to a majority vote, or by the written consent of a majority, of its members and such action shall constitute the action of the Committee and be binding the same as if all members had joined therein.  A quorum of the Committee shall consist of a majority of the members.  Any member of the Committee may execute any certificate or other written direction on behalf of the Committee.  All directions by the Committee to the Trustee shall be in writing signed by the Secretary.  The Trustee or third persons dealing with the Committee may conclusively rely upon any certificate or other written direction signed by the Secretary which purports to have been duly authorized by the Committee.

(b)                                 A member of the Committee shall not vote or act upon any matter which relates solely to such person as a Participant.  If a matter arises affecting one of the members of the Committee as a Participant and the other members of the Committee are unable to agree as to the disposition of such matter, the Board of Directors shall appoint a substitute member of the Committee in the place and stead of the affected member, for the sole and only purpose of passing upon and deciding the particular matter.

6.3                               RIGHTS AND DUTIES.

(a)                                 The Committee, on behalf of the Participants and their Beneficiaries, shall be charged with the general administration of the Plan and shall be the administrator as defined in Section 3(16)(A) of ERISA and Fiduciary with respect to control and management of the Plan, except that all authority and responsibility with respect to the investment, management, and control of Trust Fund assets shall be vested in the Participant pursuant to Section 6.4 (Investment

Responsibility).  The Committee shall enforce the Plan on a nondiscriminatory basis in accordance with its terms.  The Committee shall have all discretionary powers and duties to accomplish these purposes including, but not by way of limitation, the following:

(1)                     To construe and interpret the terms and provisions of the Plan (such construction or interpretation to be final and binding on all parties), and determine all questions relating to the eligibility of Employees to participate in the Plan;

(2)                     To determine, compute and certify to the Trustee the amount and kind of benefits payable to Participants and their Beneficiaries;

(3)                     To authorize all disbursements by the Trustee from the Trust Fund, including the pre-authorization of disbursements pursuant to Article V (Vesting, Withdrawals and Distributions) initiated by telephonic or other instructions from a Participant directly to the Trustee pursuant to rules adopted by the Committee;

(4)                     To maintain all the necessary records for the administration of the Plan other than those maintained by the Trustee;

(5)                     To provide for disclosure of all information and filing or provision of all reports and statements to Participants, Beneficiaries or governmental bodies as shall be required by ERISA or the Code, and to submit to the Board of Directors, at least annually, such information as is necessary to fully inform the Board of Directors of the discharge by the Committee or its delegates of responsibilities under the Plan;

(6)                     To make and publish such rules for the regulation of the Plan as are not inconsistent with the terms hereof; and

(7)                     To establish claims procedures consistent with regulations of the Secretary of Labor for presentation of claims by Participants and Beneficiaries for Plan benefits, consideration of such claims, review of claim denials and issuance of decisions on review.  Such claims procedures at a minimum shall consist of the following:

(i)                                    The Committee shall notify Employees and, where appropriate, Beneficiaries of their right to claim benefits under the claims procedures, shall make forms or procedures available for filing of such claims, and shall provide the name of the person or persons with whom such claims should be filed.

(ii)                                The Committee shall establish procedures for action upon claims initially made and the communication of a decision to the claimant promptly and, in any event, not later than 90 days after the date the claim is received by the Committee, unless special circumstances require an extension of time for processing the claim.  If an extension is required, notice of the extension shall be furnished the claimant prior to the end of the initial 90-day period, and the notice of extension shall indicate the reasons for the extension and the expected decision date.  The extension shall not exceed 90 days.  The claim may be deemed by the claimant to have been denied for purposes of further review described below in the event a decision is not furnished to the claimant within the period described in the preceding three sentences.  Every claim for benefits which is denied shall be denied by written notice setting forth in a manner calculated to be understood by the claimant (A) the specific reason or reasons for the denial, (B) specific reference to any provisions of this Plan on which denial is based, (C) a description of any additional material or information necessary for the claimant to perfect the claim with an explanation of why such material or information is necessary, and (D) an explanation of the procedure for further review of the denial of the claim under the Plan.

(iii)                            The Committee shall establish a procedure for review of claim denials, such review to be undertaken by the Committee.  The review given after denial of any claim shall be a full and fair review with the claimant or the claimant’s duly authorized representative having 60 days after receipt of denial of the claim to request such review, the right to review all pertinent documents and the right to submit issues and comments in writing.

(iv)                             The Committee shall establish a procedure for issuance of a decision by the Committee not later than 60 days after receipt of a request for review from a claimant unless special circumstances require a longer period of time, in which case a decision shall be rendered as soon as possible but not later than 120 days after the Committee’s receipt of the claimant’s request for review.  The decision on review shall be in writing and shall include specific reasons for the decisions written in a manner calculated to be understood by the claimant with specific reference to any provisions of this Plan on which the decision is based.  Every claim for review which is denied shall be denied by written notice setting forth in a manner calculated to be understood by the claimant (A) the specific reason or reasons for the denial, (B) specific reference to any provisions of this Plan on which denial is based, (C) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all document, records, and other information relevant to the claimant’s claim for benefits, and (D) a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA.  For purpose of this Section 6.3(a)(7) documents, records, or other information shall be considered “relevant” to a claimant’s claim for benefits if such documents, records or other information: (A) were relied upon in making the benefit determination, (B) were submitted, considered, or generated in the course of making the benefit determination, without regard to whether such documents, records or other information were relied upon in making the benefit determination, or (C) demonstrate compliance with the administrative processes and safeguards required pursuant to this Section 6.3(a)(7) regarding the making of the benefit determination.

(v)                                 To the extent permitted by law, a decision on review or appeal shall be binding and conclusive upon all persons whomsoever.  To the extent permitted by law, completion of the claims procedures described in this Section 6.3(a)(7) shall be a mandatory precondition that must be complied with prior to commencement of a legal or equitable action in connection with the Plan by a person claiming rights under the Plan or by another person claiming rights through such a person.  The Committee may, in its sole discretion, waive these procedures as a mandatory precondition to such an action.

(vi)                             Any legal or equitable action filed in connection with the Plan by a person claiming rights under the Plan or by another person claiming rights through such a person must be commenced not later than the earlier of: (A) the shortest applicable statute of limitations provided by law; or (B) two years from the date the written copy of the Committee’s decision on review is delivered to the claimant in accordance with Section 6.3(a)(7)(iv) (Rights and Duties).

6.4                               INVESTMENT RESPONSIBILITY.

The Trustee shall act solely on the direction of the Participant with respect to the investment, management and control of the Trust Fund assets and the Participant shall be the Fiduciary with respect to such investment, management and control.

6.5                               DELEGATION.

The Committee shall have the authority to delegate any authority and duty hereunder to such other person or persons as determined by the Committee, and each reference hereunder to the Committee includes such delegates.  Formal action by the Committee is not required to accomplish any such delegation.

6.6                               DUTY OF CARE.

In the exercise of its powers and duties as administrator and Fiduciary with respect to the control and management of the Plan, the Committee shall exercise such powers and duties solely in the interest of the Participants and Beneficiaries of the Plan for the exclusive purpose of providing benefits to Participants and their Beneficiaries and shall use the care, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

6.7                               COMPENSATION, INDEMNITY AND LIABILITY.

(a)                                 The members of the Committee shall serve without compensation for their services hereunder.  The Committee and any delegates shall be bonded to the extent required by Section 412(a) of ERISA and the regulations thereunder.  Bond premiums and all expenses of the Committee or of any delegate who is an employee of the Company shall be paid by the Company and the Company shall furnish the Committee and any delegate with such clerical or other assistance as is necessary in the performance of their duties.  The Company may furnish the Committee or such delegates with all clerical or other assistance necessary in the performance of their duties.  The Committee is authorized to employ such legal counsel and advisers as it may deem advisable to assist in the performance of its duties hereunder.  Expenses and fees in connection with the administration of the Plan and the Trust Fund shall be paid from the Trust Fund assets to the fullest extent permitted by law, unless the Company determines otherwise.

(b)                                 To the extent permitted by applicable state law the Company shall indemnify and save harmless the Board of Directors, the Committee and each member thereof, and any delegate appointed pursuant to Section 6.5 (Delegation) who is a director, officer, or employee of the Company, against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims, arising out of their discharge in good faith of responsibilities under or incident to the Plan, excepting only expenses and liabilities arising out of willful misconduct.  This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, as such indemnities are permitted under state law.  Payments with respect to any indemnity under this Section 6.7 shall be made only from assets of the Company and shall not be made directly or indirectly from Trust Fund assets.

(c)                                  Each Fiduciary under the Plan and Trust Fund shall be solely responsible for its own acts or omissions.  Except to the extent required by ERISA or the Code, no Fiduciary shall have the duty to question whether any other Fiduciary is fulfilling any or all of the responsibilities imposed upon such other Fiduciary by ERISA or by any regulations or rulings issued thereunder.  No Fiduciary shall have any liability for a breach of fiduciary responsibility of another Fiduciary with respect to the Plan or Trust Fund unless he knowingly participates in such breach, knowingly undertakes to conceal such breach, has actual knowledge of such breach and fails to take reasonable remedial action to remedy said breach or, through his negligence in performing his own specific fiduciary responsibilities, has enabled such other Fiduciary to commit a breach of the latter’s fiduciary responsibilities.

6.8                               TRANSMITTAL OF INFORMATION.

In order to enable the Committee to perform its functions, the Company shall supply to the Committee such pertinent facts concerning Participants and Beneficiaries as may be required to administer the Plan.  The Committee shall advise the Trustee of such of the foregoing facts as may be pertinent to the duties of the Trustee under the Plan.

6.9                               MANNER OF ADMINISTERING.

The Committee shall have full discretion to construe and interpret the terms and provisions of the Plan, which interpretation or construction shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary, except as otherwise provided by law.  The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

6.10                        ELECTRONIC ADMINISTRATION

The Committee, the Human Resources Services Group, the Trustee and the Company shall have the authority to employ alternative means (including but not limited to, electronic, internet, intranet, voice response or telephonic) by which Participants may submit elections, directions, instructions and forms required for participation in, and the administration of, this Plan.  If the Committee, the Human Resources Services Group, the Trustee and the Company chooses to use these alternative means, any elections, directions, instructions and forms submitted in accordance with the rules and procedures promulgated by the Committee, the Human Resources Services Group, the Trustee and the Company will be deemed to satisfy any provision of this Plan calling for the submission of a written election, direction, instruction or form.

ARTICLE VII
AMENDMENT AND TERMINATION

7.1                               AMENDMENTS.

The Company shall have the right to amend or modify the Plan at any time.  Except as set forth below, the Company has delegated the authority to amend the Plan to the President of Tucson Electric Power Company (or his designee).  Such an amendment shall be stated in an instrument in writing, and executed by the President of Tucson Electric Power Company (or his

designee) in the same manner as the Plan.  Except as may be required to permit the Plan and Trust Fund to meet the requirements for qualification and tax exemption under the Code, or the corresponding provisions of other or subsequent revenue laws or of ERISA, no amendment may be made which may:

(a)                                 Cause any of the assets of the Trust Fund, at any time prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries, to be used for or diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries;

(b)                                 Decrease the accrued benefit of any Participant or Beneficiary within the meaning of Section 411(d)(6) of the Code;

(c)                                  Create or effect any discrimination in favor of Participants who are Highly Compensated Employees; and

(d)                                 Increase the duties or liabilities of the Trustee without its written consent.

If the Company adopts an amendment changing the vesting schedule under the Plan, a Participant who may be adversely affected by such amendment may irrevocably elect that such amendment shall not apply to him if he has completed at least three years of vesting service prior to the end of an election period which begins on the date the amendment is adopted and ends on a date 60 days after the latest of (1) the date the amendment is adopted, (2) the date the amendment becomes effective, or (3) the date the Participant is issued written notice of the amendment by the Committee.

The Board of Directors shall be required to approve by resolution any amendment that: (1) expands the class of employees eligible to participate in the Plan; (2) materially changes the benefit structure of the Plan; or (3) provides for the freezing of benefits to be accrued in the future under the Plan.

Notwithstanding the foregoing, if any amendment made under the Plan shall affect a Participant who is represented by the Union, such amendment shall not be effective as to such Participant unless and until (1) approval of such amendment in accordance with the first paragraph of this Section 7.1 has been first obtained and (2) the amendment has been agreed to by the Union after 60 day notice is provided to the Union prior to the proposed effective date of such change.

7.2                               DISCONTINUANCE OF PLAN.

It is the Company’s expectation that this Plan and the payment of contributions hereunder will be continued indefinitely, and the Trust Fund related to this Plan is irrevocable, but continuance of the Plan by the Company is not assumed as a contractual obligation, and the Company reserves the right at any time to reduce, temporarily suspend, or discontinue contributions hereunder for just cause at any time by following proper legal procedure and after securing consent and approval of the Internal Revenue Service and the Board of Directors.  “Just Cause” shall mean failure of the Company to receive a letter from the Internal Revenue Service indicating that the Plan is qualified under Section 401 of the Code and the Trust Fund is qualified under Section 501 of the Code, business necessity, bankruptcy, insolvency, or by directive of any federal, state, or legal subdivision having jurisdiction of such matter.

The Company may terminate this Plan at any time upon written notice to the Trustee.  Notwithstanding the termination of the Plan, the Accounts under the Plan shall be valued and distributed to Participants at the time and in the manner as if termination had not occurred.

Notwithstanding the foregoing, upon termination of the Plan, a Participant will only receive a distribution of his Compensation Deferral Contributions, Qualified Nonelective Contributions, if any, and Company Matching Contributions to the extent used to satisfy the actual deferral percentage test of Section 3.5 (Section 401(k) Limitations on Compensation Deferral Contributions), if the Company does not maintain an “alternative defined contribution plan.”  A distribution pursuant to the preceding sentence must be made in a lump sum.  A plan is an “alternative defined contribution plan” only if it (a) is a defined contribution plan (other than an employee stock ownership plan as defined in Sections 4975(e)(7) or 409(a) of the Code, a simplified employee pension plan as defined in Section 408(k) of the Code, a SIMPLE IRA plan as defined in Section 408(p) of the Code, a plan or contract described in Section 403(b) of the Code or a plan described in Sections 457(b) or (f) of the Code), and (b) exists at any time during the period beginning on the date of Plan termination and ending 12 months after all assets have been distributed from the Plan.  However, if at all times during the 24 month period beginning 12 months before the date of Plan termination, fewer than 2% of the Employees who were eligible under the defined contribution plan that includes the cash or deferred arrangement as of the date of Plan termination are eligible under the other defined contribution plan, the other defined contribution plan is not an “alternative defined contribution plan.”

In the event of a partial termination of the Plan the provisions of this Section 7.2 shall apply to those Participants affected by the partial termination.

7.3                               FAILURE TO CONTRIBUTE.

Any failure by the Company to contribute to the Trust Fund in any year when no contribution is required under this Plan shall not of itself be a discontinuance of contributions under this Plan.

7.4                               MERGER OR CONSOLIDATION.

This Plan shall not be merged or consolidated with, nor shall its assets or liabilities be transferred to, any other plan unless each Participant in this Plan would (if the plan terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had been terminated).  Where the foregoing requirement is satisfied, the Plan and its related Trust Fund may be merged or consolidated with another qualified plan and trust.

The Committee may, in its discretion, authorize a plan to plan transfer, provided such a transfer will meet the requirements of Section 414(l) of the Code and that all other actions legally required are taken.  In the event of a transfer of assets from the Plan pursuant to this paragraph, any corresponding benefit liabilities shall also be transferred.

ARTICLE VIII
MISCELLANEOUS

8.1                               CONTRIBUTIONS NOT RECOVERABLE.

Except where contributions or earnings are required to be returned to the Company by the provisions of the Plan as permitted or required by ERISA or the Code, it shall be impossible for any part of the contributions made under the Plan (or earnings with respect thereto) to be used for, or diverted to, purposes other than the exclusive benefit of Participants or their Beneficiaries.  Notwithstanding this or any other provision of the Plan, the Company shall be entitled to recover, and the Participants under the Plan shall have no interest in (a) any contributions made under the Plan by mistake of fact, so long as the contribution is returned within one year after payment, and (b) any contributions for which deduction is disallowed under Section 404 of the Code, so long as the contributions are returned to the Company within one year following such disallowance or as permitted or required by the Code or ERISA.  In the event of such mistake of fact or disallowance of deductions, contributions shall be returned to the Company, subject to the limitations, if any, of Section 403(c) of ERISA.  All contributions to the Plan (other than rollover contributions) are conditioned upon the deductibility of the contributions under Section 404 of the Code.

Notwithstanding the foregoing, the maximum amount that may be returned to the Company in the case of a mistake of fact or the disallowance of a deduction is the excess of (a) the amount contributed, over, as relevant, (b) (1) the amount that would have been contributed had no mistake of fact occurred, or (2) the amount that would have been contributed had the contribution been limited to the amount that is deductible after any disallowance by the Internal Revenue Service.  Earnings attributable to the excess contribution may not be returned to the Company, but losses attributable thereto shall reduce the amount to be so returned.  Furthermore, if the withdrawal of the amount attributable to the mistaken or nondeductible contribution would cause the balance of the Account of any Participant to be reduced to less than the balance that would have been in the Account had the mistaken or nondeductible amount not been contributed, then the amount to be returned to the Company shall be limited so as to avoid such reduction.

8.2                               LIMITATION ON PARTICIPANTS’ RIGHTS.

Participation in this Plan shall not give any Employee the right to be retained as an Employee of the Company or any right or interest under the Plan and Trust Fund other than as herein provided.  The Company reserves the right to dismiss any Employee without any liability for any claim either against the Trustee, the Trust Fund except to the extent provided in the Trust Fund, or against the Company.  All benefits payable under the Plan shall be provided solely from the assets of the Trust Fund.

8.3                               RECEIPT OR RELEASE.

Any payment to any Participant or Beneficiary in accordance with the provisions of the Plan and Trust Fund shall, to the extent thereof, be in full satisfaction of all claims against the Trustee, the Committee and the Company, and the Trustee may require such Participant or

Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

8.4                               ALIENATION.

(a)                                 None of the benefits, payments, proceeds or claims of any Participant or Beneficiary shall be subject to any claim of any creditor and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor, nor shall any such Participant or Beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which such Participant or Beneficiary may expect to receive, contingently or otherwise, under this Plan.

(b)                                 Notwithstanding the foregoing, the right to a benefit payable with respect to a Participant pursuant to a qualified domestic relations order, as defined in Section 414(p) of the Code, may be created, assigned or recognized.  The Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders.  In the event a qualified domestic relations order exists with respect to a benefit payable under the Plan, the benefits otherwise payable to a Participant or Beneficiary shall be payable to the alternate payee specified in the qualified domestic relations order.  Benefits may be paid in accordance with a qualified domestic relations order without regard to whether or not a Participant has attained the “earliest retirement age” as defined in Section 414(p) of the Code.  Effective April 6, 2007, a domestic relations order that otherwise satisfies the requirements for a Qualified Domestic Relations Order will not fail to be a qualified domestic relations order (1) solely because the order is issued after, or revises, another domestic relations order or Qualified Domestic Relations Order, or (2) solely because of the time at which the order is issued, including issuance after the Participant’s death.

(c)                                  Notwithstanding Section 8.4(a), the Plan may offset against the Account(s) of a Participant any amount that the Participant is ordered or required to pay under a judgment, order, decree or settlement agreement described in Section 206(d)(4) of ERISA, subject to the joint and survivor requirements of Section 206(d)(4)(C) of ERISA and Section 206(d)(5) of ERISA, if applicable.

(d)                                 Notwithstanding Section 8.4(a), a loan described in Section 5.6 (Loans to Participants) shall not be considered a violation of this Section 8.4.

8.5                               GOVERNING LAW.

This Plan and its related Trust Fund shall be construed, administered, and governed in all respects under applicable federal law, and to the extent that federal law is inapplicable, under the laws of the State of Arizona; provided, however, that if any provision is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with this Plan being an employees’ plan within the meaning of Section 401 of the Code.  If any provision of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

8.6                               HEADINGS, ETC., NOT PART OF AGREEMENT.

Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

8.7                               SUCCESSORS AND ASSIGNS.

This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

8.8                               MASCULINE GENDER INCLUDES FEMININE.

As used in the Plan, the masculine gender shall include the feminine gender.

8.9                               INSTRUMENTS IN COUNTERPARTS.

The Plan may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.

8.10                        NOTICE OF BLACKOUT PERIODS.

In advance of the commencement of any blackout period as defined in Section 101(i) of ERISA, the Committee shall notify Participants and Beneficiaries who are affected by such action in accordance with, and to the extent required by, Section 101(i) of ERISA and regulations issued thereunder.

8.11                        COMPLIANCE WITH USERRA AND THE HEART ACT.

Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to Military Leave, will be provided in accordance with Section 414(u) of the Code, and, effective January 18, 2006, in accordance with the final regulations published by the Veterans’ Employment and Training Service, Department of Labor in the Federal Register on December 19, 2005.

Effective January 1, 2007, notwithstanding any provision in the Plan to the contrary and in accordance with Section 401(a)(37) of the Code and the HEART Act, in the case of a Participant who dies while performing qualified military service (as such term is defined in Section 414(u)(5) of the Code), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of Military Leave) provided under the Plan had the Participant resumed and then terminated employment on account of death.

ARTICLE IX
TOP HEAVY PROVISIONS

9.1                               EFFECTIVE DATE.

This Article IX shall be interpreted in accordance with Section 416 of the Code and the regulations thereunder.  Regardless of how the terms defined in this Article IX are otherwise defined in the Plan, the definitions in this Article IX shall govern for the purposes of this Article IX.

9.2                               DEFINITIONS.

(a)                                 The “Benefit Amount” for any Employee means:

(1)                     In the case of any defined benefit plan, the present value (the present value shall be computed using a 5% interest assumption and the mortality assumptions contained in the defined benefit plan for benefit equivalent purposes, provided that, if more than one defined benefit plan is being aggregated for top-heavy purposes, the actuarial assumptions which shall be used for testing top-heaviness are those of the plan with the lowest interest assumption, provided further that if the lowest interest assumption is the same for two or more plans, the actuarial assumptions used shall be that of the plan with the greatest value of assets on the applicable date) of his normal retirement benefit, determined on the Valuation Date as if the Employee terminated on such Valuation Date, plus the aggregate amount of distributions made to such Employee within the one-year period ending on the Determination Date (except to the extent already included on the Valuation Date).

(2)                     In the case of any defined contribution plan, the sum of the amount credited, on the Determination Date, to each of the accounts maintained on behalf of such Employee under such plan plus the aggregate amount of distributions made to such Employee within the five-year period ending on the Determination Date.

(3)                     The Benefit Amount shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one-year period ending on the Determination Date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code.  In the case of a distribution made for a reason other than a Break in Employment, death, or Disability, this Section 9.2(a)(3) shall be applied by substituting “five-year period” for “one-year period.”

(b)                                 “Company” means any company (including unincorporated organizations) participating in the Plan or plans included in the “aggregation group” as defined in this Article IX.

(c)                                  “Determination Date” means the last day of the preceding Plan Year.

(d)                                 “Employee” means employees, former employees, Beneficiaries, and former Beneficiaries who have a Benefit Amount greater than zero on the Determination Date.

(e)                                  “Key Employee” means, for Plan Years beginning after December 31, 2001, any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was:

(1)                     an officer of the Company or a Related Company having annual Compensation greater than $170,000 (as adjusted under Section 416(i)(1) of the Code for Plan

Years beginning after December 31, 2015) (no more than 50 employees (or, if lesser, the greater of three or 10% of the Employees) shall be treated as officers);

(2)                     a 5% owner of the Company or a Related Company;

(3)                     or a 1% owner of the Company or a Related Company having annual Compensation of more than $150,000.

For this purpose, annual Compensation means compensation within the meaning of Section 415(c)(3) of the Code.  The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

For purposes of this Section 9.2(e), (i) “5% owner” means any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than 5% of the outstanding stock of the Company or a Related Company or stock possessing more than 5% of the total combined voting power of all stock of the Company or a Related Company, and (ii) “1% owner” means any person who would be described in clause (i) if “1%” were substituted for “5%” each place it appears in clause (i).  Ownership shall be determined under Section 318 of the Code, as modified by Sections 416(i)(1)(B)(iii) and 416(i)(1)(C) of the Code.

The term “Key Employee” shall not include any officer or employee of an entity referred to in Section 414(d) of the Code.

(f)                                   A “Non-Key Employee” means any Employee who is not a Key Employee.

(g)                                 “Valuation Date” means the first day (or such other date which is used for computing plan costs for minimum funding purposes) of the 12-month period ending on the Determination Date.

(h)                                 A “Year of Service” shall be calculated using the Plan rules that normally apply for determining vesting service.

These definitions shall be interpreted in accordance with Section 416(i) of the Code and the regulations thereunder and such rules are hereby incorporated by reference.

9.3                               TOP HEAVY DEFINITION.

This Plan shall be top heavy for any Plan Year if, as of the Determination Date, the sum of the Benefit Amounts of all Employees who are Key Employees exceeds 60% of the sum of the Benefit Amounts for all Employees.  For purposes of this calculation only, the following rules shall apply:

(a)                                 The Benefit Amounts of all Employees who are not Key Employees and who were Key Employees during any prior Plan Year shall be disregarded.

(b)                                 The Benefit Amounts of all Employees who have not performed services for any Company (other than benefits under the Plan) at any time during the one-year period (five-year period in determining whether the Plan is top heavy for Plan Years beginning before January 1, 2002) ending on the Determination Date shall be disregarded.

(c)                                  Rollover Contributions made pursuant to Section 3.7 (Rollover Contributions), which contributions are both initiated by the Employee and are not derived from a plan maintained by the Company or any Related Company, shall be disregarded unless otherwise provided in lawful regulations issued by the United States Treasury Department.  Other amounts rolled over to or from this Plan to or from another qualified plan will be considered in calculating the Plan’s status as a top heavy Plan if and to the extent required by said regulations.

(d)                                 Aggregation

(1)                     This calculation shall be made by aggregating any plans qualified under Section 401(a) of the Code in which a Key Employee participates or participated at any time during the Plan Year containing the Determination Date or any of the four preceding Plan Years (regardless of whether the plan has terminated); or which enables this Plan to meet the requirements of Section 401(a)(4) or 410 of the Code; all plans so aggregated constitute the “aggregation group.”

(2)                     The Company may also aggregate any such plan to the extent that such plan, when aggregated with this aggregation group, continues to meet the requirements of Section 401(a)(4) and Section 410 of the Code.  If an aggregation group includes two or more defined benefit plans, the actuarial assumptions used in determining an Employee’s Benefit Amount shall be the same under each defined benefit plan and shall be specified in such plans.  The aggregation group shall also include any terminated plan which covered a Key Employee and which was maintained within the five-year period ending on the Determination Date.

(e)                                  This calculation shall be made in accordance with Section 416 of the Code (including 416(g)(3)(B) and (g)(4)(A)) and the regulations thereunder and such rules are hereby incorporated by reference.  For purposes of determining the accrued benefit of a Non-Key Employee who is a participant in a defined benefit plan, this calculation shall be made using the method which is used for accrual purposes for all defined benefit plans of the Company, or if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Section 411(b)(1)(C) of the Code.

(f)                                   The top heavy requirements of Section 416 of the Code and this Plan shall not apply in any year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and Matching Contributions with respect to which the requirements of Section 401(m)(11) of the Code are met.  If, but for this Section 9.3(f), the Plan would be treated as a top heavy Plan because it is a member of an aggregation  group which is a top heavy group, contributions under the Plan may be taken into account in determining whether any other plan in the group meets the requirements of Section 416(c)(2) of the Code.

9.4                               MINIMUM BENEFIT CONTRIBUTION.

If the Plan is top heavy for any Plan Year, the following provisions shall apply to such Plan Year:

(a)                                 Except to the extent not required by Section 416 of the Code or any other provision of law, notwithstanding any other provision of this Plan, if this Plan and all other plans which are part of the aggregation group are defined contribution plans, each Participant (and any other employee required by Section 416 of the Code) other than Key Employees shall receive an allocation of employer contributions (other than Compensation Deferral Contributions) and forfeitures from a plan which is part of the aggregation group at least equal to 3% (or, if lesser, the largest percentage allocated to any Key Employee for the Plan Year) of such Participant’s Compensation for such Plan Year (the “defined contribution minimum”).  For purposes of this Section 9.4(a), salary reduction contributions on behalf of a Key Employee must be taken into account.  For the purposes of this Section 9.4(a), a Non-Key Employee shall be entitled to a contribution if he is employed on the last day of the Plan Year (1) whether or not he has 1000 hours of service (or equivalent), (2) regardless of his level of Compensation, and (3) without regard to whether he has made any mandatory contributions required under the Plan.

(b)                                 Except to the extent not required by Section 416 of the Code or any other provision of law, notwithstanding any other provisions of this Plan, if this Plan or any other plan which is part of the aggregation group is a defined benefit plan each Participant who is a participant in any such defined benefit plan (who is not a Key Employee) who accrues a full Year of Service during such Plan Year shall be entitled to an annual normal retirement benefit from a defined benefit plan which is part of the aggregation group which shall not be less than the product of (1) the Employee’s average Compensation for the five consecutive years when the Employee had the highest aggregate Compensation and (2) the lesser of 2% per Year of Service or 20% (the “defined benefit minimum”).  A Non-Key Employee shall not fail to accrue a benefit merely because he is not employed on a specified date or is excluded from participation because (1) his Compensation is less than a stated minimum or (2) he fails to make mandatory employee contributions.  For purposes of calculating the defined benefit minimum, (1) Compensation shall not include Compensation in Plan Years after the last Plan Year in which the Plan is top heavy and (2) a Participant shall not receive a Year of Service in any Plan Year before January 1, 1984, or in any Plan Year in which the Plan is not top heavy.  This defined benefit minimum shall be expressed as a life annuity (with no ancillary benefits) commencing at normal retirement age.  Benefits paid in any other form or time shall be the actuarial equivalent (as provided in the Plan for retirement benefit equivalence purposes) of such life annuity.  Except to the extent not required by Section 416 of the Code or any other provision of law, each Participant (other than Key Employees) who is not a participant in any such defined benefit plan shall receive the defined contribution minimum (as defined in paragraph (a) above).

(c)                                  If a Non-Key Employee is covered by plans described in both Sections 9.4(a) and 9.4(b) above, he shall be entitled to the minimum described in Section 9.4(a), except that for purposes of such Section, “3% (or, if lesser, the largest percentage allocated to any Key Employee for the Plan Year)” shall be replaced by “5%.”  Notwithstanding the preceding sentence, if the accrual rate under the Plan described in Section 9.4(b) would comply with this Section 9.4 absent the modifications required by this Section, the minimum described in Section 9.4(a) above shall not be applicable.

(d)                                 Company Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan.  The preceding sentence shall apply with respect to Company Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan.  Company Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

ARTICLE X
LIMITATION ON ANNUAL ADDITIONS

10.1                        LIMITATION.

For limitation years beginning on or after January 1, 2015, except for Catch-up Contributions described in Section 414(v) of the Code, the annual addition that may be contributed or allocated to a Participant’s Accounts under the Plan for any limitation year shall not exceed the lesser of:

(a)                                 $53,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or

(b)                                 100% of the Participant’s Compensation, within the meaning of Section 415(c)(3) of the Code, for the limitation year.  The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.

10.2                        DEFINITIONS.

As used in this Article X, the following terms shall have the meanings specified below.

“Annual Additions” shall mean the sum credited to a Participant’s Accounts for any Plan Year of (a) Company contributions, (b) voluntary contributions, (c) forfeitures, (d) amounts credited after March 31, 1984 to an individual medical account, as defined in Section 415(l)(2) of the Code which is part of a defined benefit plan maintained by the Company, and (e) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account required with respect to a Key Employee (as defined in Section 9.2 (Definitions)) under a welfare benefit plan (as defined in Section 419(e) of the Code) maintained by the Company.  Any rollover contributions or transfers from other qualified plans, restorations of forfeitures, Restorative Payments, Catch-up Contributions, or other items similarly enumerated in Treasury Regulation Sections 1.415(c)-1(b)(2)(ii) and 1.415(c)-1(b)(3) shall not be considered in calculating a Participant’s Annual Additions for any Plan Year.  For this purpose, a “Restorative Payment” is a payment made by the Committee to restore losses to the Plan resulting from actions by a Fiduciary for which there is a reasonable risk of liability for breach of a fiduciary duty under Title I of the Act or under other applicable federal or state law, where Participants who are similarly situated are treated similarly with respect to the payments.  Generally, a payment will be considered a “Restorative Payment” for this purpose if the payment is made in order to restore some or all of the Plan’s losses due to an action (or failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan).  A “Restorative Payment” also includes a payment to the Plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to the Plan on account of a breach of fiduciary duty (other than failure to remit contributions to the Plan).  Payments made to the Plan to make up for losses due to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under Title I of the Act are not Restorative Payments and generally constitute contributions that give rise to Annual Additions under this Section 10.2.

10.3                        ANNUAL ADDITION LIMITATIONS.

(a)                                 The Compensation limitation of Section 10.1 (Limitation) shall not apply to any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service which is treated as an Annual Addition.  In the event that Annual Additions to all the Accounts of a Participant would exceed the limitations of Section 10.1 (Limitation) as a result of the allocation of forfeitures, a reasonable error in estimating a Participant’s Compensation, or a reasonable error in determining the amount of Compensation Deferral Contributions that may be made by a Participant under the limits of Section 10.1 (Limitation), then the excess amounts shall be reduced in the following priority:  (1) return of after-tax employee contributions to the Participant, including any gains attributable thereto;  (2) distribution of Compensation Deferral Contributions to the Participant, including any gains attributable thereto.

(b)                                 If any Company or any Related Company contributes amounts, on behalf of Participants covered by the Plan, to other defined contribution plans, the limitation on Annual Additions provided in Section 10.1 (Limitation) shall be applied to Annual Additions in the aggregate to the Plan and such other plans.  Reduction of Annual Additions, where required, shall be accomplished by first refunding any voluntary contributions to Participants, then by reducing contributions under such other plans pursuant to the directions of the fiduciary for administration of such other plans or under priorities, if any, established by the terms of such other plans, and then, if necessary, by reducing contributions under the Plan.

(c)                                  In the event the limitations of Section 10.1 (Limitation) are exceeded and the conditions specified in Treasury Regulation Section 1.415-6(b)(6) are met, the Committee may elect to apply the procedures set forth in Treasury Regulation Section 1.415-6(b)(6).  Notwithstanding the foregoing, if for any limitation year beginning on or after July 1, 2007, the Annual Additions allocated to a Participant’s Accounts exceed the maximum Annual Additions permitted under Section 10.1 (Limitation), any excess Annual Additions allocated to a Participant should be corrected through the then current Employee Plans Compliance Resolution System (“EPCRS”) issued by the Internal Revenue Service, or such other correction method allowed by statute, regulations, or regulatory authority.

IN WITNESS WHEREOF, the Company has caused these presents to be executed by the undersigned duly authorized officer of the Company and the Union has caused these presents to be executed by the duly authorized officers or representatives of Local No. 1116, I.B.E.W., all as of this 17th day of December, 2015.

TUCSON ELECTRIC POWER COMPANY

By:	/s/ David Hutchens
Print Name:	David Hutchens
Title:	President & CEO

INTERNATIONAL BROTHERHOOD OF ELECTRICAL WORKERS LOCAL NO. 1116

By:	/s/ Frank Grijalva
Print Name:	Frank Grijalva
Title:	Business Manager

APPENDIX A

TO THE

TUCSON ELECTRIC POWER COMPANY 401(k) PLAN

As of January 1, 2015

Participating Employers

1.	UNS Energy Services
2.	UNS Electric, Inc.
3.	UNS Gas, Inc.
4.	Southwest Energy Solutions

A-1